                                                                   EXHIBIT 10.14


                               U.S. $1,100,000,000

                           FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT


                            Dated as of July 1, 1998

                                      Among

                            FELCOR SUITE HOTELS, INC.
                      and FELCOR SUITES LIMITED PARTNERSHIP

                                   as Borrower
                                   -- --------

                                       and

                            THE LENDERS PARTY HERETO

                                       and

                            THE CHASE MANHATTAN BANK

                             as Administrative Agent
                             -- -------------- -----



                              CHASE SECURITIES INC.
                                   as Arranger

                              BANKERS TRUST COMPANY
                                NATIONSBANK, N.A.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                     as Co-Arrangers & Documentation Agents
                     --------------------------------------

                                TABLE OF CONTENTS





SECTION                                                                                                        PAGE

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS..................................................................................  2
             1.1.   Defined Terms.................................................................................  2
             1.2.   Computation of Time Periods................................................................... 37
             1.3.   Accounting Terms.............................................................................. 37
             1.4.   Certain Terms................................................................................. 37

ARTICLE II

AMOUNTS AND TERMS OF THE LOANS AND LETTERS OF CREDIT.............................................................. 38
             2.1.   The Revolving Credit Loans.................................................................... 38
             2.2.   The Term Loans................................................................................ 38
             2.3.   Making the Loans.............................................................................. 38
             2.4.   Fees.......................................................................................... 41
             2.5.   Reduction and Termination of the Commitments.................................................. 42
             2.6.   Repayment..................................................................................... 42
             2.7.   Prepayments................................................................................... 42
             2.8.   Conversion/Continuation Option................................................................ 44
             2.9.   Interest...................................................................................... 45
             2.10.  Interest Rate Determination and Protection.................................................... 45
             2.11.  Increased Costs............................................................................... 46
             2.12.  Illegality.................................................................................... 47
             2.13.  Capital Adequacy.............................................................................. 47
             2.14.  Payments and Computations..................................................................... 47
             2.15.  Taxes......................................................................................... 50
             2.16.  Sharing of Payments, Etc...................................................................... 52
             2.17.  Swing Advances................................................................................ 52
             2.18.  Letter of Credit.............................................................................. 54
             2.19   Letter of Credit Requests..................................................................... 55
             2.20   Letter of Credit Participations............................................................... 56
             2.21   Agreement to Repay Letter of Credit Drawings.................................................. 58




ARTICLE III

CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT AND OF LENDING
AND OF ISSUANCE OF LETTERS OF CREDIT.............................................................................. 59
             3.1.   Conditions Precedent to Effectiveness of this
                    Agreement, to Initial Loans and Letters of Credit............................................. 59
             3.2.   Additional Conditions Precedent to Effectiveness
                    of this Agreement, to Initial Loans and Letters
                    of Credit..................................................................................... 61
             3.3.   Conditions Precedent to Each Loan and
                    Letter of Credit.............................................................................. 62

ARTICLE IV

REPRESENTATIONS AND WARRANTIES.................................................................................... 63
             4.1.   Existence; Compliance with Law................................................................ 63
             4.2.   Power; Authorization; Enforceable Obligations................................................. 63
             4.3.   Taxes......................................................................................... 65
             4.4.   Full Disclosure............................................................................... 65
             4.5.   Financial Matters............................................................................. 65
             4.6.   Litigation.................................................................................... 66
             4.7.   Margin Regulations............................................................................ 66
             4.8.   Ownership of Borrower and DJONT; Subsidiaries................................................. 67
             4.9.   ERISA......................................................................................... 68
             4.10.  Indebtedness.................................................................................. 68
             4.11.  Restricted Payments........................................................................... 69
             4.12.  No Burdensome Restrictions; No Defaults....................................................... 69
             4.13.  Investments. ................................................................................. 69
             4.14.  Government Regulation......................................................................... 69
             4.15.  Insurance..................................................................................... 70
             4.16.  Labor Matters................................................................................. 70
             4.17.  Force Majeure................................................................................. 71
             4.18.  Use of Proceeds............................................................................... 71
             4.19.  Environmental Protection...................................................................... 71
             4.20.  Contractual Obligations Concerning Assets..................................................... 73
             4.21.  Intellectual Property......................................................................... 73
             4.22.  Title......................................................................................... 74
             4.23.  Status as REIT................................................................................ 76
             4.24.  Operator: Compliance with Law................................................................. 76
             4.25.  Operating Leases, Licenses and Management Agreement........................................... 76
             4.26.  FF&E Reserves................................................................................. 77




ARTICLE V

FINANCIAL COVENANTS............................................................................................... 77
             5.1.   Unsecured Interest Expense Coverage........................................................... 78
             5.2.   Fixed Charge Coverage Ratio................................................................... 78
             5.3.   Maintenance of Tangible Net Worth............................................................. 78
             5.4.   Limitations on Total Indebtedness............................................................. 78
             5.5.   Limitations on Total Secured Indebtedness..................................................... 78
             5.6.   Adjusted NOI and Hotels....................................................................... 78
             5.7.   Limitations on Recourse Secured Indebtedness.................................................. 79

ARTICLE VI

AFFIRMATIVE COVENANTS............................................................................................. 79
             6.1.   Compliance with Laws, Etc..................................................................... 79
             6.2.   Conduct of Business........................................................................... 79
             6.3.   Payment of Taxes, Etc......................................................................... 80
             6.4.   Maintenance of Insurance...................................................................... 80
             6.5.   Preservation of Existence, Etc................................................................ 80
             6.6.   Access........................................................................................ 80
             6.7.   Keeping of Books.............................................................................. 81
             6.8.   Maintenance of Properties, Etc................................................................ 81
             6.9.   Performance and Compliance with Other Covenants............................................... 81
             6.10.  Application of Proceeds....................................................................... 81
             6.11.  Financial Statements.......................................................................... 81
             6.12.  Reporting Requirements........................................................................ 83
             6.13.  Leases and Operating Leases; Management Agreements
                    and Licenses.................................................................................. 86
             6.14.  Intentionally Omitted......................................................................... 87
             6.15.  Employee Plans................................................................................ 87
             6.16.  Intentionally Omitted......................................................................... 87
             6.17.  Fiscal Year................................................................................... 87
             6.18.  Environmental Matters......................................................................... 87
             6.19.  REIT Requirements............................................................................. 88
             6.20.  Maintenance of FF&E Reserves.................................................................. 88
             6.21.  INTENTIONALLY DELETED......................................................................... 88
             6.22.  Further Assurances............................................................................ 88
             6.23.  Unencumbered Hotel Properties/Financial Covenant Imbalance.................................... 88
             6.24.  Hotel Documents............................................................................... 89





ARTICLE VII
NEGATIVE COVENANTS................................................................................................ 89
             7.1.   Restrictions on Creation of Subsidiaries...................................................... 89
             7.2.   Operation/Ownership of Hotels................................................................. 89
             7.3.   Lease Obligations............................................................................. 89
             7.4.   Restricted Payments........................................................................... 90
             7.5.   Mergers, Stock Issuances, Asset Sales, Etc.................................................... 90
             7.6.   Restrictions on Construction/Budget Hotels.................................................... 91
             7.7.   Change in Nature of Business or in Capital Structure.......................................... 91
             7.8.   Modification of Material Agreements........................................................... 92
             7.9.   Accounting Changes............................................................................ 92
             7.10.  Transactions with Affiliates.................................................................. 92
             7.11.  Adverse or Speculative Transactions........................................................... 92
             7.12.  Environmental Matters......................................................................... 92
             7.13.  Joint Enterprises............................................................................. 93
             7.14.  Intentionally Omitted......................................................................... 93
             7.15.  ERISA Plan Assets............................................................................. 93

ARTICLE VIII
EVENTS OF DEFAULT................................................................................................. 94
             8.1.   Events of Default............................................................................. 94
             8.2.   Remedies...................................................................................... 96

ARTICLE IX

THE ADMINISTRATIVE AGENT.......................................................................................... 97
             9.1.   Authorization and Action...................................................................... 97
             9.2.   Administrative Agent's Reliance, Etc.......................................................... 98
             9.3.   Chase and Affiliates.......................................................................... 99
             9.4.   Lender Credit Decision........................................................................ 99
             9.5.   Indemnification............................................................................... 99
             9.6.   Successor Agent...............................................................................100




ARTICLE X
MISCELLANEOUS.....................................................................................................101
             10.1.  Amendments, Etc...............................................................................101
             10.2.  Notices, Etc..................................................................................102
             10.3.  No Waiver; Remedies...........................................................................103
             10.4.  Costs; Expenses; Indemnities..................................................................103
             10.5.  Right of Set-off..............................................................................105
             10.6.  Binding Effect................................................................................105
             10.7.  Assignments and Participations................................................................105
             10.8.  Governing Law; Severability...................................................................109
             10.9.  Submission to Jurisdiction; Service of Process................................................109
             10.10. Section Titles................................................................................109
             10.11. Execution in Counterparts.....................................................................110
             10.12. Entire Agreement..............................................................................110
             10.13. Confidentiality...............................................................................110
             10.14. WAIVER OF JURY TRIAL..........................................................................110
             10.15. Joint and Several Obligations.................................................................110

SCHEDULES


Schedule I        -   Commitments

Schedule II       -   Applicable Lending Offices and Addresses for Notices

Schedule III      -   Operating Lessees

Schedule IV       -   Permitted Transferees

Schedule 4.8      -   Subsidiaries and Unconsolidated Entities

Schedule 4.10     -   Existing Indebtedness

Schedule 4.13     -   Existing Investments

Schedule 4.19     -   Environmental Protection

Schedule 4.22(a)  -   Owned Real Estate

Schedule 4.22(b)  -   Leased Real Estate

EXHIBITS

Exhibit A-1 -     Form of Revolving Credit Note

Exhibit A-2 -     Form of Term Note

Exhibit B -       Form of Notice of Borrowing

Exhibit C -       Form of Notice of Conversion or Continuation

Exhibit D -       Form(s) of Opinion(s) of Counsel for the Loan Parties

Exhibit E -       Form of Assignment and Acceptance

Exhibit F -       Intentionally Deleted

Exhibit G -       Form of Compliance Certificate

Exhibit H -       Form of Operating Lease

Exhibit I -       Form of Subsidiary Guaranty

Exhibit J -       INTENTIONALLY DELETED

Exhibit K -       Form of Letter of Credit Request

         FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 1, 1998, among FELCOR SUITE HOTELS, INC., a Maryland corporation ("FelCor") and FELCOR SUITES LIMITED PARTNERSHIP, a Delaware limited partnership ("FelCor LP" and collectively with FelCor, the "Borrower"), the financial institutions listed on the signature pages hereof (each individually a "Lender" and collectively the "Lenders") and THE CHASE MANHATTAN BANK ("Chase"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Revolving Credit Agreement dated as of September 30, 1996, among the Borrower, the financial institutions listed on the signature page thereof, the Administrative Agent and Wells Fargo Bank, National Association ("Wells Fargo") as documentation agent (the "Original Revolving Credit Agreement"), the Original Lenders agreed to make to the Borrower revolving credit advances of up to $250,000,000 (the "Previous Maximum Revolving Credit Amount") in aggregate principal amount outstanding at any one time, for the purposes and upon the terms and subject to the conditions set forth therein;

         WHEREAS, pursuant to that certain Amended and Restated Revolving Credit Agreement dated as of October 18, 1996, among the Borrower, the Lenders, the Administrative Agent and Wells Fargo as documentation agent (the "Amended Revolving Credit Agreement") the terms and provisions of the Original Revolving Credit Agreement were amended and restated as more particularly set forth therein;

         WHEREAS, pursuant to that certain Second Amended and Restated Revolving Credit Agreement dated as of March 10, 1997, among the Borrower, the Lenders, the Administrative Agent and Wells Fargo as documentation agent (the "Second Amended Revolving Credit Agreement") the terms and provisions of the Amended Revolving Credit Agreement were amended and restated as more particularly set forth therein;

         WHEREAS, pursuant to that certain Third Amended and Restated Revolving Credit Agreement dated as of August 14, 1997, among the Borrower, the Lenders, the Administrative Agent and Wells Fargo as documentation agent (the "Third Amended Revolving Credit Agreement") the terms and provisions of the

Second Amended Revolving Credit Agreement were amended and restated as more particularly set forth therein;

         WHEREAS, as of the date hereof, Revolving Credit Loans (hereinafter defined) in the aggregate principal amount of $453,000,000.00 have been advanced to the Borrower pursuant to the terms of the Third Amended Revolving Credit Agreement; and

         WHEREAS, the Borrower has requested, and the Lenders have agreed, to
(x) increase the Previous Maximum Revolving Credit Amount, (y) make the Term Loans and (z) amend certain terms and provisions of the Third Amended Revolving Credit Agreement and to restate the same as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree that the aforementioned recitals are true and correct and hereby incorporated herein and that the Third Amended Revolving Credit Agreement is hereby amended and restated in its entirety so that all of the terms and conditions contained in this Agreement shall supersede and control the terms and conditions of the Third Amended Revolving Credit Agreement.

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1. Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adjusted EBITDA" means, for any Person for any period, EBITDA of such Person for such period less the FF&E Reserve for such Person.

         "Adjusted Funds From Operations" means, for any Person, for any period, Net Income (Loss) of such Person for such period plus (a) the sum of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense and other non-cash charges of such Person and its Subsidiaries with respect to their real estate assets for such period, (iii) losses from Asset Sales of such Person and its Subsidiaries, losses resulting from restructuring of Indebtedness of such Person and its Subsidiaries and other extraordinary losses, and (iv) minority interests attributable to FelCor LP's partnership units; less (b) the sum of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) gains from Asset Sales of such Person and its Subsidiaries, gains resulting from restructuring of Indebtedness of such Person and its Subsidiaries and other extraordinary gains, and (ii) the applicable share of Net Income (Loss) of such Person's Unconsolidated Entities; plus (c) such Person's Pro Rata Share of Adjusted Funds From Operations of such Person's Unconsolidated Entities.

         "Adjusted NOI" means, with respect to any Hotel owned or leased by the Borrower or any of its Subsidiaries, Eligible Joint Ventures or Unconsolidated Entities, for any period, the Net Operating Income for such Hotel for such period less the FF&E Reserve for such Hotel for such period.

         "Affiliate" means, to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person and includes each executive officer, director, trustee, limited liability company manager or general partner of such Person, and each Person who is the beneficial owner of 10% or more of any class of voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means the Third Amended Revolving Credit Agreement, together with all Exhibits and Schedules thereto, as amended and restated by this Fourth Amended and Restated Credit Agreement, together with all Exhibits and Schedules hereto and as the same may be further amended, supplemented or otherwise modified from time to time.

         "Allerton Hotel" shall mean that certain Hotel located in Chicago Illinois and commonly known as the Allerton Hotel.

         "Alternative Currency Contract" means a currency swap agreement, currency cap agreement, currency collar agreement or forward currency agreement entered into to provide protection against fluctuations in an Alternative Currency.

         "Alternative Currency" means any lawful currency of a country where a Hotel is located, other than Dollars, which is freely transferable and convertible into Dollars.

         "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

         "Applicable Margin" means, with respect to each Loan, the applicable percentage per annum set forth below based upon (i) with respect to Level I through IV Status, the Status then in effect and (ii) with respect to Level V through VIII Status, the Status in effect on the most recent Applicable Margin Reset Date, it being understood that the Applicable Margin for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Loans", (ii) Eurodollar Rate Loans shall be the percentage set forth under the column "Eurodollar Rate Loans", and (iii) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee":






                                                         Base Rate  Eurodollar Rate    Commitment
                                                           Loans         Loans            Fee
                                                         ---------    -----------     -----------
Level I Status                                                0%         .875%           0.125%
Level II Status                                               0%         1.00%            0.15%
Level III Status                                              0%        1.125%            0.15%
Level IV Status                                               0%         1.25%            0.20%
Level V Status                                                0%        1.375%            0.20%
Level VI Status                                               0%          1.5%            0.20%
Level VII Status                                          0.125%        1.625%            0.25%
Level VIII                                                 0.25%         1.75%            0.30%

         "Applicable Margin Reset Date" shall mean the 45th day following the end of the most recent Fiscal Quarter.

         "Asset Sale" means any sale, conveyance, transfer, assignment, lease or other disposition (including, without limitation, by merger or consolidation, and by condemnation, eminent domain, loss, damage, or destruction, and whether by operation of law or otherwise) by the Borrower or any of its Subsidiaries to any

Person (other than to Borrower or any of its Subsidiaries) of any Stock of any of its Subsidiaries, any Stock Equivalents of any of its Subsidiaries or any Hotel, but excluding Operating Leases.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit E.

         "Available Credit" means, at any time, an amount equal to the then effective Revolving Credit Commitments of the Lenders less the sum of (x) the aggregate of the outstanding principal amount of the Revolving Credit Loans at such time and (y) the Letter of Credit Outstandings.

         "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the higher of:

     (a) the rate of interest announced publicly by Chase at its principal office, from time to time, as Chase's base rate; and

     (b) the sum (adjusted to the nearest 1/8 of one percent or, if there is no nearest 1/8 of one percent, to the next higher 1/8 of one percent) of (i) 1/2 of one percent per annum plus (ii) the Federal Funds Rate.

         "Base Rate Loan" means any outstanding principal amount of the Loans of any Lender that bears interest with reference to the Base Rate, other than Swing Advances.

         "Borrower's Investment" means, with respect to any Hotel, the Borrower's or any of its Subsidiaries' investment in such Hotel (including all investments constituting, evidencing or secured by an interest in property, whether tangible or intangible and whether real, personal or mixed, that is used or intended for use in, or in any manner connected with or relating to, the ownership or leasing of such Hotel, specifically including, without limitation, investments in Subsidiaries and Unconsolidated Entities owning or leasing Hotels), at cost, on a consolidated basis, provided that in determining the cost of such investments, there shall be included (i) the amount of all cash paid and the value (as determined by the Board of Directors of FelCor for purposes of such investment) of any other property transferred therefor by the Borrower or its Subsidiary, (ii) the amount of all indebtedness and other obligations assumed or incurred by the Borrower or its

Subsidiary or to which the Borrower or its Subsidiary takes subject, and (iii) the value (as determined by the Board of Directors of FelCor for the purposes of such investment) of all equity securities of which the issuer is an entity that is, or upon such investment will be, included within the Borrower or its Subsidiary and which are issued (otherwise than for cash) to, or retained by, any person other than the Borrower or its Subsidiary in connection with such investment. For purposes of this definition only "indebtedness" of the Borrower or its Subsidiary shall mean the consolidated liabilities of the Borrower and its Subsidiaries for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid, including obligations under Capitalized Leases.

         "Borrowing" means a borrowing consisting of Loans made on the same day by the Lenders ratably according to their respective Commitments.

         "Bristol" shall mean Bristol Hotel Company, a Delaware corporation.

         "Bristol Distribution" shall mean Borrower's one time earnings and profits dividend associated with the Bristol Merger.

         "Bristol Effective Date" shall be the date on which the Bristol Merger occurs, provided, however, if the Bristol Merger occurs after August 15, 1998 the Bristol Effective Date shall be deemed not to have occurred.

         "Bristol Merger" shall mean the merger between Borrower and Bristol, provided, such merger is consummated on terms substantially similar to those set forth in that certain Merger Agreement dated as of March 23, 1998, as in effect on the date hereof.

         "Bristol Merger Date" shall be the date on which the Bristol Merger is duly consummated.

         "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and California and, if the applicable Business Day relates to a Eurodollar Rate Loan, a day on which dealings are also carried on in the London interbank market.

         "Capital Expenditures" means, for any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries, except interest capitalized during construction, during such period for property, plant or equipment, including, without limitation, renewals, improvements, replacements and capitalized repairs, that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

         "Capitalized Lease" means, as to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in conformity with GAAP.

         "Capitalized Lease Obligations" means, as to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capitalized Leases, as determined on a consolidated basis in conformity with GAAP.

         "Cash" shall mean coin or currency of the United States of America or immediately available federal funds.

         "Cash Equivalents" means (i) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof, (ii) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000 having maturities of one year or less from the date of acquisition, and (iii) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

         "Closing Date" means July 1, 1998.

         "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

         "Commitment" means, as to any Lender, such Lender's Revolving Credit Commitment and/or Term Loan Commitment and "Commitments" means the aggregate Revolving Credit Commitments and Term Loan Commitments of all Lenders.

         "Commitment Fee" has the meaning specified in Section 2.4(a).

         "Compliance Certificate" shall have the meaning set forth in Section 3.1(j) hereof.

         "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or Contractual Obligation of another Person, if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or Contractual Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness or Contractual Obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of an obligation of another Person (including, in the case of any Guarantor, its obligations under its Subsidiary Guaranty), and (b) any liability of such Person for an obligation of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or (v) to supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii), (iii), (iv) or (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. Anything herein to the contrary notwithstanding, no agreement entered into by the Borrower or any of its Subsidiaries or Unconsolidated Entities with respect to its acquisition of any direct or indirect interest in any Hotel shall, prior to the satisfaction in full of all conditions precedent to the obligations of such Person pursuant to the agreement, be deemed or construed to constitute a "Contingent Obligation" or "Indebtedness" of such Person hereunder, provided that pursuant to any such agreement, the Borrower or its Subsidiary or Unconsolidated Entity is not liable or responsible for, and does not assume any, development or construction risks. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

         "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement (including, without limitation, any management or franchise agreement), undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

         "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

         "DJONT" means DJONT Operations, L.L.C., a Delaware limited liability company.

         "DOL" means the United States Department of Labor, or any successor thereto.

         "Dollars" and the sign "$" each mean the lawful money of the United States of America.

         "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on
Schedule II or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "Drawing" shall have the meaning provided in Section 2.21(a).

         "EBITDA" means, for any Person for any period, the Net Income (Loss) of such Person for such period taken as a single accounting period, plus (a) the sum of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense and other non-cash charges, (iii) interest expense, (iv) income tax expense, (v) extraordinary losses (and other losses on Asset Sales not otherwise included in extraordinary losses determined on a consolidated basis in conformity with GAAP), and (vi) minority interests attributable to FelCor LP's partnership units, less (b) the sum of the following amounts of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) extraordinary gains (and in the case of the Borrower, other gains on Asset Sales not otherwise included in extraordinary gains determined on a consolidated basis in conformity with GAAP), (ii) the applicable share of Net Income (Loss) of such Person's Unconsolidated Entities, (iii) cash payments made with respect to any non-cash charge which was added back to Net Operating Income to determine EBITDA for any prior period; plus (c) such Person's Pro Rata Share of EBITDA of such Person's Unconsolidated Entities.

         "Effective Date" has the meaning specified in Section 3.1.

         "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands; (iii) the central bank of any country which is a member of the OECD; corporation organized under the laws of the United States, or any State thereof, and having total assets in excess of $3,000,000,000; (iv) a mutual fund or an insurance company organized under the laws of the United States, or any State thereof, in each case having total assets in excess of $5,000,000,000; (v) any Lender; (vi) any Affiliate of any Lender; (vii) any Person other than an Affiliate of a Loan Party; and (viii) only with respect to any Lender that is a fund that invests in bank loans, any other fund or trust entity that invests in bank loans and is advised by or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, in each case ((i) through (viii) above) acceptable (a) to the Administrative Agent, and (b) provided no Default or Event of Default exists, to the Borrower, which acceptance will not be unreasonably withheld, conditioned or delayed.

         "Eligible Entity" shall mean any Eligible Joint Venture in which the Borrower owns, directly or indirectly, at least a 90% equity interest and the remainder of such equity interest is owned by either (i) Promus, (ii) Sheraton or (iii) New Bristol, provided, however, such Eligible Joint Venture shall only be an Eligible Entity if (i) Borrower (x) is the sole general partner (or equivalent) in such Eligible Joint Venture or (y) owns directly or indirectly at least 90% of the Stock of the sole general partner (or equivalent) in such Eligible Joint Venture and all other Stock of such sole general partner (or equivalent) which is not owned by Borrower is owned by either Promus, Sheraton or New Bristol, (ii) such sole general partner (or equivalent) is the only Person who can unilaterally authorize the sale or encumbrance of the assets of such Eligible Joint Venture
(iii) Borrower alone controls the sole general partner (or equivalent) and (iv) such Eligible Joint Venture has no debt other than unsecured trade debt incurred in the ordinary course of business. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person (including without limitation the power to authorize the sale or encumbrance of the assets of such Person), whether through the ownership of voting securities, by contract or otherwise.

         "Eligible Joint Venture" means any joint venture, corporation, partnership or other business entity in which the Borrower (i) owns directly or indirectly a JV% of at least 50% and (ii) is (or owns directly or indirectly a majority of the voting Stock of and controls) the managing general partner or equivalent thereof for such entity and (iii) Borrower alone controls such managing general partner or equivalent. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person (including without limitation the power to authorize the sale or encumbrance of the assets of such Person), whether through the ownership of voting securities, by contract or otherwise.

         "Environmental Claim" means any accusation, allegation, notice of violation, action, claim, Environmental Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restriction, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or other nuisance (to the extent the same relates to any Hazardous Materials), or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures or any activities or operations thereof; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with any property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures or their operations or facilities; or (iii) the violation, or alleged violation, of any

Environmental Laws, Orders or Environmental Permits of or from any Governmental Authority relating to environmental matters connected with any property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures.

         "Environmental Laws" means any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement having the force or effect of law relating to the environment, natural resources, or public or employee health and safety and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss. 136 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq. (to the extent the same relates to any Hazardous Materials), and the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state and local statutes.

         "Environmental Liabilities and Costs" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, Environmental Permit, order or agreement with any Governmental Authority or other Person, and which relate to any environmental, health or safety condition, or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries or Eligible Joint Ventures.

         "Environmental Lien" means any Lien in favor of any Governmental Authority arising under any Environmental Law.

         "Environmental Permit" means any Permit required under any applicable Environmental Laws or Order and all supporting documents associated therewith.

         "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with any Loan Party within the meaning of Section 414 (b), (c), (m) or (o) of the Code.

         "ERISA Event" means (i) an event described in Sections 4043(c)(1), (2),
(3), (5), (6), (8) or (9) of ERISA with respect to a Pension Plan; (ii) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of any Loan Party or any ERISA Affiliate from any Multiemployer Plan or the insolvency of any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Pension Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceedings by the PBGC to terminate or appoint a trustee to administer a Pension Plan or Multiemployer Plan; (vi) the failure to make any required contribution to a Pension Plan; (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (viii) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (ix) a prohibited transaction (as described in Code Section 4975 or ERISA
Section 406) shall occur with respect to any Plan; or (x) any Loan Party or ERISA Affiliate shall request a minimum funding waiver from the IRS with respect to any Pension Plan.

         "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on Schedule II (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "Eurodollar Rate" means, for any Interest Period, an interest rate per annum equal to the rate per annum obtained by multiplying (a) a rate per annum equal to the rate for U.S. dollar deposits with maturities comparable to such Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, provided, however, that if such rate does not appear on Telerate Page 3750, the "Eurodollar Rate" applicable to a particular Interest Period shall mean a rate per annum equal to the rate at which U.S. dollar deposits in an amount approximately equal to the Principal Balance (or the portion thereof which will bear interest at a rate determined by reference to the Eurodollar Rate during the Interest Period to which such Eurodollar Rate is applicable in accordance with the provisions hereof), and with maturities comparable to the last day of the Interest Period with respect to which such Eurodollar Rate is applicable, are offered in immediately available funds in the London Interbank Market to the London office of Chase by leading banks in the Eurodollar market at 11:00 a.m., London time, two (2) Business Days prior to the commencement of the Interest Period to which such Eurodollar Rate is applicable, by (b) a fraction (expressed as a decimal) the numerator of which shall be the number one and the denominator of which shall be the number one minus the Eurodollar Rate Reserve Percentage for such Interest Period.

         "Eurodollar Rate Loan" means any outstanding principal amount of the Loans of any Lender that, for an Interest Period, bears interest at a rate determined with reference to the Eurodollar Rate.

         "Eurodollar Rate Reserve Percentage" for any Interest Period means the aggregate reserve percentages (expressed as a decimal) from time to time established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which any of the Lenders are now or hereafter subject, including, but not limited to any reserve on Eurocurrency Liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System of the United States at the ratios provided in such Regulation from time to time, it being agreed that any portion of the Principal Balance bearing interest at a rate determined by reference to the Eurodollar Rate shall be deemed to constitute Eurocurrency Liabilities, as defined by such Regulation, and it being further agreed that such Eurocurrency Liabilities shall be deemed to be subject to such reserve requirements without benefit of or credit for prorations, exceptions or offsets that may be available to any of the Lenders from time to time under such Regulation and irrespective of whether such Lender actually maintains all or any portion of such reserve.

         "Existing Guarantors" means (i) FelCor/CSS Hotels, L.L.C., a Delaware limited liability company, (ii) FelCor/LAX Hotels, L.L.C., a Delaware limited liability company, (iii) FelCor/CSS Holdings, L.P., a Delaware limited partnership, (iv) FelCor/St. Paul Holdings, L.P., a Delaware limited partnership, (v) FelCor/LAX Holdings, L.P., a Delaware limited partnership and
(vi) FelCor Eight Hotels L.L.C., a Delaware limited liability company.

         "Existing Subsidiary Guaranty" means each Subsidiary Guaranty dated as of September 30, 1996 and executed by each Existing Guarantor in favor of the Lenders, as reaffirmed and ratified pursuant to that certain Reaffirmation and Ratification of Subsidiary Guaranties dated as of the Effective Date and executed by the Existing Guarantors in favor of the Lenders.

         "Event of Default" has the meaning specified in Section 8.1.

         "Facing Fee" shall have the meaning provided in Section 2.4(c).

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "FF&E Reserve" means, for any Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP (or with respect to any Hotel) for any period, a reserve equal to four percent (4%) of Room Revenues from any Hotel owned by such Person or its Subsidiary (or from such Hotel), for such Period (unless such Person is contractually obligated to reserve a greater percentage of Room Revenues, in which case such Person shall be required to reserve such greater amount with respect to such Hotel), plus, for any Person, such Person's Pro Rata Share of any FF&E Reserve for any Hotel owned by such Person's Unconsolidated Entities.

         "Financial Covenant Imbalance" shall have the meaning set forth in
Section 2.7(c).

         "Final Maturity Date" means June 30, 2001.

         "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

         "Fiscal Year" means the twelve month period ending on December 31.

         "Fixed Charges" means, for any Person for any period, (a) Gross Interest Expense for such period plus (b) the aggregate amount of scheduled principal payments on the Total Indebtedness of such Person (excluding optional prepayments and scheduled principal payments in respect of any such Total Indebtedness which is payable in a single installment at final maturity) required to be made during such period plus (c) dividends required to be paid by such Person (and its Subsidiaries determined on a consolidated basis in conformity with GAAP) in connection with preferred Stock issued by such Person (including such Person's Pro Rata Share of such dividends required to be paid by such Person's Unconsolidated Entities.)

         "Free Cash Flow" means, for any Person for any period, the Adjusted Funds From Operations for such period less (a) the aggregate FF&E Reserve for such Person and its Subsidiaries for such period, and (b) the aggregate amount of scheduled principal payments on the Total Indebtedness of such Person (excluding optional prepayments and scheduled principal payments in respect of any such Indebtedness which is payable in a single installment at final maturity) required to be made during such period.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination except that, for purposes of Articles V and VII, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in Section 4.5.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity duly exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Gross Interest Expense" means, for any Person for any period, the sum of (a) the total interest expense in respect of all Indebtedness (excluding all Contingent Obligations) of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, plus capitalized interest of such Person and its Subsidiaries, plus (b) such Person's Pro Rata Share of Gross Interest Expense of such Person's Unconsolidated Entities.

         "Guarantor" means the Existing Guarantors and each direct and indirect wholly owned Subsidiary of the Borrower formed or acquired after the date hereof, provided however, a wholly owned Subsidiary of the Borrower which is formed or acquired after the date hereof shall only be required to be a Guarantor if such Subsidiary is a Required Guarantor.

         "Hazardous Material" means any substance, material or waste which is regulated by any Governmental Authority of the United States as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste," "toxic substance" or words of similar meaning or import under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

         "Hotel" means any Real Estate or Lease comprising an operating facility offering hotel or other lodging services.

         "Hotel Documents" means, with respect to any Hotel, the following documents:

                (i) A description of such Hotel, such description to include the age, location and number of rooms or suites of such Hotel;

                (ii) Details of the Borrower's Investment in such Hotel and, if available (or able to be reasonably obtained), details of the Adjusted NOI of such Hotel for the prior four (4) Fiscal Quarters;

                (iii) A copy of the most recent ALTA Owner's Policy of Title Insurance (or commitment to issue such a policy to the Person owning or to own such Hotel) relating to such Hotel showing the identity of the fee titleholder thereto and all matters of record as of its date;

                (iv) Copies of each of the Operating Lease, Management Agreement and License relating to such Hotel;

                (v) Copies of all engineering, mechanical, structural and maintenance studies performed by third party consultants with respect to such Hotel;

                (vi) A "Phase I" environmental assessment of such Hotel prepared by an environmental engineering firm acceptable to the Administrative Agent, and any additional environmental studies or assessments available to the Borrower performed with respect to such Hotel;

                (vii) If such Hotel is owned pursuant to a Qualified Lease, a copy of such Lease together with all and any amendments thereto or modifications thereof; and

                (viii)Such other information as the Administrative Agent may reasonably request in order to evaluate the Hotel.

         "Improvements" has the meaning specified in Section 4.22(c).

         "Indebtedness" of any Person means, without duplication, the principal amount of (i) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments (including, in the case of the Borrower, the Loans outstanding),
(iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person, (vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value (other than for other equity securities) any Stock or Stock Equivalents of such Person, valued, in the case of mandatorily redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (vii) all Indebtedness referred to in clause (i), (ii), (iii), (iv),
(v) or (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (viii) all liabilities of such Person under Title IV of ERISA.

         "Indemnitees" has the meaning specified in Section 10.4.

         "Interest Period" means, (a) in the case of any Eurodollar Rate Loan,
(i) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three, six, nine (to the extent available) or twelve (to the extent available) months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.3 or 2.8, and (ii) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.8, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three, six, nine (to the extent available) or twelve (to the extent available) months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.8; provided, however, that:

               (A) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (B) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

               (C) the Borrower may not select any Interest Period which ends after the Final Maturity Date;

               (D) Intentionally Omitted.

               (E) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $5,000,000; and

               (F) there shall be outstanding at any one time no more than fifteen (15) Interest Periods in the aggregate.

         "Interest Rate Contracts" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

         "Investment" means, with respect to any Person, (a) any loan or advance to any other Person, (b) the ownership, purchase or other acquisition of, any Stock, Stock Equivalents, other equity interest, obligations or other securities of, (i) any other Person, (ii) all or substantially all of the assets of any other Person, or (iii) all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, or
(c) any joint venture or partnership with, or any capital contribution to, or other investment in, any other Person or any real property.

         "Issuing Lender" shall mean Chase.

         "IRS" means the Internal Revenue Service, or any successor thereto.

         "Joint Enterprise" shall mean with respect to any Person, any joint venture, corporation, partnership or other business entity which is not (directly or indirectly) owned 100% by such Person.

         "Joint Venture Hotel" means any Hotel owned by an Eligible Joint
Venture.

         "JV%" means, with respect to any Eligible Joint Venture, the percentage ownership interest of Borrower in such Eligible Joint Venture.

         "L/C Cash Collateral Account" shall have the meaning set forth in
Section 8.3 hereof.

         "L/C Supportable Obligations" shall mean (i) obligations of the Borrower, or any of its wholly-owned Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations (ii) earnest money or performance obligations in respect of acquisitions permitted pursuant to the terms of this Agreement and (iii) such other obligations of the Borrower, or any of its wholly-owned Subsidiaries as are permitted to exist pursuant to the terms of this Agreement.

         "Leases" means, with respect to the Borrower or any of its Subsidiaries or Eligible Joint Ventures, all of those leasehold estates in real property owned by the Borrower or such Subsidiary or Eligible Joint Venture, as lessee, as such may be amended, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

         "Legal Proceedings" means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or governmental proceedings.

         "Letter of Credit" shall have the meaning provided in Section 2.18(a).

         "Letter of Credit Fee" shall have the meaning provided in Section
2.4(b).

         "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

         "Letter of Credit Request" shall have the meaning provided in Section 2.19(a).

         "Leverage Ratio" shall mean, at any date, a fraction (expressed as a percentage) the numerator of which is Total Indebtedness, on such date, and the denominator of which is Total Value, on such date.

         "License" means either (x) an agreement in favor of either the Borrower or the Operating Lessee as licensee, permitting the use of hotel system trademarks, trade names and any related rights in connection with the ownership or operation of any Hotel or (y) a Management Agreement, provided the Manager under such Management Agreement owns the rights to hotel system trademarks, trade names and any related rights in connection with the ownership or operation of any Hotel.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor.

         "Loan" means a Revolving Credit Loan or a Term Loan made by a Lender to the Borrower pursuant to Article II and "Loans" means the aggregate Revolving Credit Loans and Term Loans.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Subsidiary Guaranties and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

         "Loan Party" means each of the Borrower and each Guarantor.

         "Majority Lenders" means, at any time, Lenders holding at least 51% of the then aggregate unpaid principal amount of Loans (excluding Loans held by Non-Funding Lenders) or, if no such Loans are then outstanding, Lenders having at least 51% of the Commitments of all Lenders (excluding Non-Funding Lenders).

         "Management Agreement" means an agreement relating to the operation and/or management of any Hotel on behalf of the Operating Lessee.

         "Manager" means Promus, Sheraton, American General Hospitality, Inc., Coastal Hotel Group, Inc., New Bristol or such other manager as shall be reasonably approved by the Borrower and the Administrative Agent (such consent not to be unreasonably withheld or delayed) and engaged by the Operating Lessee, as manager under the Management Agreement.

         "Material Adverse Change" means a material adverse change in any of (i) the condition (financial or otherwise), business, performance, prospects, operations or properties of (A) either entity which comprises the Borrower or
(B) the Borrower and its Subsidiaries taken as one enterprise, (ii) the legality, validity or enforceability of any Loan Document, or any material Operating Lease or the Operating Leases taken as a whole, (iii) the ability of the Borrower or its Significant Subsidiaries to repay the Obligations or to perform its obligations under any Loan Document, (iv) the ability of (x) any Operating Lessee to perform its obligations under any material Operating Lease or (y) DJONT or New Bristol to perform its obligations under their respective Operating Leases taken as a whole, or (v) the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents.

         "Material Adverse Effect" means an effect that results in or causes, or has a reasonable likelihood of resulting in or causing, a Material Adverse Change.

         "Minimum Tangible Net Worth" means, with respect to the Borrower, at any time, the sum of (a) $858,000,000; plus (b) 50% of the aggregate net proceeds received by the Borrower or any of its Subsidiaries after March 31, 1998 in connection with any offering of Stock or Stock Equivalents of the Borrower and its Subsidiaries taken as a whole.

         "Moody's" means Moody's Investor Service Inc.

         "Multiemployer Plan" means, as of any applicable date, a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, and to which any Loan Party, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, or within the six-year period ending at such date, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

         "Net Income (Loss)" means, for any Person for any period, the aggregate of net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

         "Net Operating Income" means, with respect to any Hotel, for any period, the sum of the following (without duplication) (a) all gross income, revenues, receipts and all other consideration received by the lessor under the Operating Lease for such Hotel, including, without limitation, base rent, percentage and similar rentals, late charges and interest payments, but excluding extraordinary income and, until earned, security deposits, prepaid rents and other refundable receipts, minus (b) all expenses incurred by the owner of such Hotel during such period pursuant to its obligations as lessor under the Operating Lease for such Hotel, including, without limitation, real estate taxes, personal property taxes, maintenance and repair costs of a non-capital nature for the structural portions of such Hotel and premiums payable for insurance required to be carried by the lessor on or with respect to such Hotels pursuant to the Operating Lease therefor, but excluding extraordinary expenses.

         "New Bristol" shall mean Bristol Hotels & Resorts, Inc and any Person controlled by Bristol Hotels and Resorts, Inc. that is a Manager.

         "Non-Funding Lender" has the meaning specified in Section 2.14(f).

         "Non-Recourse Indebtedness" of any Person means all Indebtedness of such Person with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness; provided, however, that personal recourse of a holder of Indebtedness against any obligor with respect thereto for fraud, misrepresentation, misapplication of cash, waste and other circumstances customarily excluded from non-recourse provisions in non-recourse financing of real estate shall not, by itself, prevent any Indebtedness from being characterized as Non-Recourse Indebtedness, provided further that if a personal recourse claim is made in connection therewith, such claim shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement).

         "Note" means, either a Revolving Credit Note or a Term Loan Note and "Notes" means, collectively, the Revolving Credit Notes and the Term Loan Notes.

         "Notice of Borrowing" has the meaning specified in Section 2.3(a).

         "Notice of Conversion or Continuation" shall have the meaning set forth in Section 2.8(b) hereof.

         "Obligations" means the Loans, the obligation to pay Unpaid Drawings and all other advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, the Issuing Lender, any Affiliate of any of them or any Indemnitee, of every type and description, present or future, arising under this Agreement or under any other Loan Document, whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum then payable by the Borrower under this Agreement or any other Loan Document.

         "OECD" means the Organization for Economic Cooperation and Development.

         "Operating Lease" means a lease or sublease relating to any Hotel, between the Borrower or any of its Subsidiaries or Eligible Joint Ventures or Unconsolidated Entities, as lessor, and an Operating Lessee, as lessee, substantially in a form as approved by Administrative Agent.

         "Operating Lessee" means either (x) DJONT or its Subsidiary (provided DJONT owns at least 50% of the voting Stock in such Subsidiary and maintains voting control over such Subsidiary), or (y) any entity listed on Schedule III attached hereto, each as lessee under an Operating Lease.

         "Operator" means the Operating Lessee and/or the Manager or both (as the case may be) responsible for the operation and management of any Hotel.

         "Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award.

         "Other Taxes" has the meaning specified in Section 2.15(b).

         "Participant" shall have the meaning provided in Section 2.20(a).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Pension Plan" means a plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA or Code Section 412 and which any Loan Party, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Permit" means any permit, approval, authorization, license, variance, registration, permission or consent required from a Governmental Authority under an applicable Requirement of Law.

         "Permitted Liens" means, collectively, (a) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by the Borrower or any of its Subsidiaries or Eligible Joint Ventures in the ordinary course of business which secure its obligations to such Person; provided, however, that (i) the Borrower or such Subsidiary or Eligible Joint Venture is not in default with respect to such payment obligation to such Person, or (ii) the Borrower or such Subsidiary or Eligible Joint Venture is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof; (b) Liens (excluding Environmental Liens) securing taxes, assessments or governmental charges or levies; provided, however, that neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures is in default in respect of any payment obligation with respect thereto unless the Borrower or such Subsidiary or Eligible Joint Venture is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof; and (c) Zoning restrictions, subleases, licenses or concessions for restaurants, bars, gift shops, antennas, communications equipment and similar agreements entered into in the ordinary course of such Person's business in connection with the ownership and operation of a hotel; and easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of the Borrower or any of its Subsidiaries or Eligible Joint Venture or impair, in any material manner, the use of such property for the purposes for which such property is held by the Borrower or any such Subsidiary or Eligible Joint Venture.

         "Permitted Transferee" shall be those entities named on Schedule IV.

         "Person" means an individual, partnership, corporation (including, without limitation, a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

         "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which any Loan Party or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Previous Maximum Revolving Credit Amount" has the meaning specified in the recitals to this Agreement.

         "Principal Balance" means, collectively, the outstanding principal balances of the Notes from time to time.

         "Projections" means those financial projections covering the fiscal years ending in 1998 through 2000, inclusive, delivered to the Lenders by the Borrower.

         "Promus" means Promus Hotels, Inc., a Delaware corporation or any Person controlled by Promus Hotel Corporation, that is a Manager.

         "Pro Rata Share" means, for any Person, with respect to such Person's Unconsolidated Entities (or Subsidiaries), the percentage ownership interest of such Person in such Unconsolidated Entity (or Subsidiary), provided that, in the event that such Person is the general partner of such Unconsolidated Entity (or Subsidiary), such Person's Pro Rata Share with respect to such Unconsolidated Entity (or Subsidiary) shall be the percentage of the general partner interests owned by such Person in such Unconsolidated Entity (or Subsidiary) with respect to any Indebtedness for which recourse may be made against any general partner of such Unconsolidated Entity (or Subsidiary).

         "Qualified Lease" means any Lease (a) which is a direct ground lease granted by the fee owner of real property, (b) which may be transferred and/or assigned without the consent of the lessor (or as to which the Lease expressly provides that (i) such Lease may be transferred and/or assigned with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed), (c) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least 35 years, (d) under which no material default has occurred and is continuing, (e) with respect to which a security interest may be granted without the consent of the lessor (or as to which the Lease expressly provides that (i) a security interest in such lease may be granted with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed), and (f) which contains lender protection provisions reasonably acceptable to the Administrative Agent.

         "Ratable Portion" or "ratably" means, except as otherwise specifically provided herein, with respect to any Lender, the quotient obtained by dividing the Commitment (or, if applicable, the Revolving Credit Commitments or the Term Loan Commitments) of such Lender by the Commitments (or, if applicable, the Revolving Credit Commitments or the Term Loan Commitments) of all Lenders and that payments of principal of the Loans and interest thereon shall be made pro rata in accordance with the respective unpaid principal amounts of the Loans held by the Lenders.

         "R/C Lender" shall mean each Lender which has made a Revolving Credit Commitment.

         "Real Estate" means all of those plots, pieces or parcels of land now owned or hereafter acquired by the Borrower or any of its Subsidiaries or Eligible Joint Ventures (the "Land"), including, without limitation, those listed on Schedule 4.22(a), together with the right, title and interest of the Borrower or such Subsidiary or Eligible Joint Venture, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining or abutting the Land to the center line thereof, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

         "Recourse Secured Indebtedness" of any Person means the sum of the following: (A) all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP which (x) is secured by a Lien and (y) recourse for payment is not limited to the specific assets encumbered by such Lien, provided, however, that personal recourse of a holder of Indebtedness against (i) any Subsidiary (or Unconsolidated Entity) of Borrower formed specifically for the limited purpose of owning specific assets which secure Indebtedness which does not exceed 65% of the value of the assets owned by such Subsidiary (or Unconsolidated Entity) or (ii) any obligor with respect thereto for fraud, misrepresentation, misapplication of cash, waste and other circumstances customarily excluded from non-recourse provisions in non-recourse financing of real estate, shall not, by itself, cause any Indebtedness to be characterized as Recourse Secured Indebtedness, provided further that if a personal recourse claim is made in connection therewith, such claim shall constitute Recourse Secured Indebtedness for the purposes of this Agreement; plus (B) such Person's Pro Rata Share of Recourse Secured Indebtedness of such Person's Unconsolidated Entities.

         "Refurbishment Hotel" shall mean Hotels, designated by Borrower, which
(i) will experience or are experiencing a disruption in hotel operations due to refurbishment and (ii) are continuously operating with at least 65% of its rooms in service at all times. Any given Hotel may only be characterized as a Refurbishment Hotel for a maximum of six consecutive Fiscal Quarters provided, however, that the requirement of continuous operation shall not apply with respect to the Allerton Hotel.

         "Register" has the meaning specified in Section 10.7.

         "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property.

         "Remedial Action" means all actions, including without limitation any Capital Expenditures, required or necessary to (i) clean up, remove, treat or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment, (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) bring facilities on any property owned or leased by the

Borrower or any of its Subsidiaries into compliance with all Environmental Laws and Environmental Permits.

         "Reporting Operating Lessee" shall mean any Operating Lessee which is a party to Operating Leases which in the aggregate provide at least 25% of Borrower's consolidated Operating Lease revenue.

         "Requested Operating Lessee" shall mean each Operating Lessee which is a party to Operating Leases which in the aggregate provide at least 10% of Borrower's consolidated Operating Lease revenue provided such Operating Lessee has been designated by the Administrative Agent as a Requested Operating Lessee.

         "Required Guarantor" shall mean any direct or indirect wholly-owned Subsidiary of Borrower which is formed after the date hereof, provided, the value of the assets of such Subsidiary plus the value of the assets of such Person's Subsidiaries' exceed 10% of Total Value, provided, further, that in the event the aggregate value of the assets of all wholly-owned Subsidiaries which are not Guarantors exceed 20% of Total Value then each direct or indirect wholly-owned Subsidiary formed thereafter shall be deemed a Required Guarantor if the value of the assets of such Subsidiary plus the value of the assets of such Person's Subsidiaries' exceed 1% of Total Value.

         "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state and local laws, rules and regulations, including, without limitation, federal, state or local securities, antitrust and licensing laws, all food, health and safety laws, and all applicable trade laws and requirements, including, without limitation, all disclosure requirements of Environmental Laws, ERISA and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" means, with respect to any Person, any of the principal executive officers or general partners of such Person.

         "Restricted Payments" has the meaning specified in Section 7.4.

         "Revolving Credit Borrowing" means a Borrowing consisting of Revolving Credit Loans made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments.

         "Revolving Credit Commitment" means, as to each Lender, the commitment of such Lender to make Revolving Credit Loans to the Borrower pursuant to
Section 2.1 in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the caption "Revolving Credit Commitment", as such amount may be reduced or modified pursuant to this Agreement, and "Revolving Credit Commitments" means the aggregate Revolving Credit Commitments of all Lenders.

         "Revolving Credit Loan" or "Revolving Credit Loans" means the revolving credit loan or loans made or to be made by a Lender (or Lenders) to the Borrower pursuant to Article II.

         "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender in a stated principal amount equal to the amount of such Lender's Revolving Credit Commitment as originally in effect, in substantially the form of Exhibit A-1, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Revolving Credit Loans made by such Lender and "Revolving Credit Notes" means, collectively the Revolving Credit Notes.

         "Room Revenues" has the meaning ascribed to such term in the form of Operating Lease attached as Exhibit H hereto.

         "S&P" means Standard & Poor's Ratings Group and its successors.

         "Settlement Date" has the meaning specified in Section 2.17(d).

         "Sheraton" shall mean Sheraton Operating Corporation or any Person controlled by Starwood Hotels & Resorts Worldwide, Inc. (or its successors or assigns) that is a Manager.

         "Significant Subsidiary" means, at any date of determination, (i) any Subsidiary of the Borrower which, or (ii) any group of Subsidiaries of the Borrower which when aggregated, at such date, directly or indirectly own(s) or lease(s) one or more Hotels having an aggregate value (calculated on the basis of the Borrower's Investment therein) in excess of $75,000,000.

         "Solvent" means, with respect to any Person, that the value of the assets of such Person (at fair value) is, on the date of determination, greater than the total amount of liabilities (including, without limitation, contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

                  "Status" means the existence of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, Level VI Status, Level VII Status or Level VIII Status, as the case may be.

                  As used in this definition:

                         "Level I Status" exists on any date if, on such date,
                  either Borrower has a long-term senior unsecured actual debt rating of A- or better by S&P and A3 or better by Moody's;

                         "Level II Status" exists on any date if, on such date,
                  either Borrower has a long-term senior unsecured actual debt rating of BBB+ by S&P and Baa1 by Moody's;

                         "Level III Status" exists on any date if, on such date,
                  either Borrower has a long-term senior unsecured actual debt rating of BBB by S&P and Baa2 by Moody's;

                         "Level IV Status" exists on any date if, on such date,
                  either Borrower has a long-term senior unsecured actual debt rating of BBB- by S&P and Baa3 by Moody's;

                         "Level V Status" exists on any date if, on such date
                  (y) none of Level I Status through Level IV Status exist and
                  (z) the Leverage Ratio is less than 25%;

                         "Level VI Status" exists on any date if, on such date
                  (y) none of Level I Status through Level IV Status exist and
                  (z) the Leverage Ratio is equal to or greater than 25% but less than 40%;

                         "Level VII Status" exists on any date if, on such date
                  (y) none of Level I Status through Level IV Status exist and
                  (z) the Leverage Ratio is equal to or greater than 40% but less than 45%;

                         "Level VIII Status" exists on any date if, on such date
                  (y) none of Level I Status through Level IV Status exist and
                  (z) the Leverage Ratio is equal to or greater than 45% but less than or equal to 50%;

provided that (i) if S&P and/or Moody's shall cease to issue ratings of debt securities of real estate investment trusts generally, then the Administrative Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency (or, if both S&P and Moody's shall have so ceased to issue such ratings, on the basis of the Status in effect immediately prior thereto) and (b) after such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency or the two substitute rating agencies, as the case may be; (ii) if the long term senior unsecured actual debt ratings of either Borrower by S&P and Moody's are not equivalent, the higher rating will apply for the purposes of determining Status; and (iii) if the long term senior unsecured actual debt ratings of either Borrower by S&P and Moody's are two or more Levels apart, the rating one Level below the higher rating will apply for the purposes of determining Status.

         "Stock" means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

         "Stock Equivalents" means all securities (other than Stock) convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

         "Subsidiary" means, with respect to any Person (other than FelCor LP with respect to FelCor), at any date, any corporation, partnership or other business entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

         "Subsidiary Guaranty" means a guaranty, in substantially the form of
Exhibit I, executed by each Guarantor, as such guaranty may be amended, supplemented or otherwise modified from time to time and includes the Existing Subsidiary Guaranties.

         "Super Majority Lenders" means, at any time, Lenders holding at least 66-2/3% of the then aggregate unpaid principal amount of Loans (excluding Loans held by Non-Funding Lenders) or, if no such Loans are then outstanding, Lenders having at least 66-2/3% of the Commitments of all Lenders (excluding Non-Funding Lenders).

         "Swing Advance" has the meaning set forth in Section 2.17.

         "Swing Advance Bank" means Chase.

         "Tangible Net Worth" means, with respect to the Borrower at any date,
(a) the sum of (i) the total shareholders' equity of FelCor, and (ii) the book value of all partnership interests in FelCor LP owned by Persons other than FelCor; minus (b) the sum of all intangible assets of FelCor, each as shown on the consolidated balance sheet of FelCor as of such date.

         "Tax Affiliate" means, as to any Person, (i) any Subsidiary of such Person, and (ii) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

         "Tax Return" has the meaning specified in Section 4.3.

         "Taxes" has the meaning specified in Section 2.15(a).

         "Telerate Page 3750" means the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for U.S. Dollar deposits). Any Eurodollar Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions hereof shall be subject to corrections, if any, made in such rate and displayed by the Associated

Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such Service.

         "Term Loan" means a Loan made to the Borrower pursuant to Section 2.2 and "Term Loans" means the aggregate Term Loans.

         "Term Loan Borrowing" means a Borrowing consisting of Term Loans made on the same day by the Lenders ratably according to their respective Term Loan Commitments.

         "Term Loan Commitment" has the meaning specified in Section 2.2.

         "Term Loan Maturity Date" shall mean December 31, 1999.

         "Term Loan Note" means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of such Lender's Term Loan Commitment as originally in effect, in substantially the form of Exhibit A-2, evidencing the Indebtedness of the Borrower to such Lender resulting from the Term Loan made by such Lender and "Term Loan Notes" means, collectively the Term Loan Notes.

         "Termination Date" means the earliest of (i) the Final Maturity Date, and (ii) the date of termination in whole of the Commitments pursuant to Section
2.5 or 8.2.

         "Total Indebtedness" of any Person means the sum of the following (without duplication): (a) all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP, plus (b) such Person's Pro Rata Share of Indebtedness of such Person's Unconsolidated Entities, provided, however, Indebtedness of a Person's Subsidiary shall only be included in the calculation of Total Indebtedness to the extent of the greater of (x) such Person's Pro-Rata Share of such Indebtedness and (y) the amount of such Indebtedness guaranteed by such Person.

         "Total Secured Indebtedness" of any Person means any Total Indebtedness of such Person for which the obligations thereunder are secured by a pledge of or other encumbrance on any assets of such Person or its Subsidiaries or Unconsolidated Entities.

         "Total Value" means the sum of:

             (A) for Hotels owned or leased pursuant to a Qualified Lease (including newly acquired Hotels and Hotels to be immediately acquired using the proceeds of any Loans), other than Hotels described in clause (B) below, Adjusted NOI on a consolidated basis from such Hotels for the preceding four (4) Fiscal Quarters divided by ten percent (10%); plus

             (B) for Hotels owned or leased pursuant to a Qualified Lease by Borrower (or any Subsidiary or Unconsolidated Entity of Borrower) for less than four (4) fiscal Quarters and (x) for which the Borrower (or any Subsidiary or Unconsolidated Entity of Borrower) does not have, or is not able to reasonably obtain, trailing four quarter audited financial information or (y) which the Borrower has designated as a Refurbishment Hotel, in each such case 95% of the Borrower's Investment in such Hotels (provided that if the Allerton Hotel is designated as a Refurbishment Hotel, then such Hotel shall be valued at 85% of the Borrower's Investment in such Hotel); plus

             (C) the sum of $15,000,000, being the agreed aggregate sum of the Borrower's investment at cost in (x) certain vacant land at the Kingston Plantation Hotel in Myrtle Beach, South Carolina, and (y) the Myrtle Beach Condo Management Company; plus

             (D) unencumbered Cash or Cash Equivalents held by the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) plus the Borrower's Pro Rata Share of unencumbered Cash or Cash Equivalents held by the Borrower's Unconsolidated Entities;

provided, however, that in the case of (A) above, Adjusted NOI with respect to a Hotel shall only be included in the calculation of Total Value if such Hotel is, as at the date of such calculation, owned or leased by Borrower, its Subsidiary or its Unconsolidated Entity but only to the extent (i) in the case of Adjusted NOI attributable to the Borrower's Subsidiaries, financial statements prepared in accordance with GAAP would consolidate such Subsidiary with the Borrower and
(ii) in the case of Adjusted NOI attributable to the Borrower's Unconsolidated Entities, of the Borrower's Pro Rata Share of such Adjusted NOI, and provided, further, in the case of (B) above, the Borrower's Investment with respect to a Hotel shall only be included in the calculation of Total Value if such Hotel is, as of the date of such calculation, owned by Borrower, its Subsidiary or Unconsolidated Entity. Notwithstanding the foregoing, in no event shall more than 20% of Total Value be attributable to Refurbishment Hotels which are valued at 95% (or 85% in the case of the Allerton Hotel) of Borrower's Investment.

         "Unconsolidated Entity" means, with respect to any Person, at any date, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared as of such date.

         "Unencumbered" means, with respect to any Hotel, at any date of determination, the circumstance that such Hotel on such date:

         (a) is not subject to any Liens (including restrictions on transferability or assignability) of any kind (including any such Lien or restriction imposed by (i) any agreement governing Indebtedness, and (ii) the organizational documents of the Borrower or any of its Subsidiaries or Eligible Joint Ventures, but excluding Permitted Liens and, in the case of any Qualified Lease (to the extent permitted by the definition thereof), restrictions on transferability or assignability in respect of such Lease);

         (b) is not subject to any agreement (including (i) any agreement governing Indebtedness, and (ii) if applicable, the organizational documents of the Borrower or any of its Subsidiaries or Eligible Joint Ventures) which prohibits or limits the ability of the Borrower or any of its Subsidiaries or Eligible Joint Ventures to create, incur, assume or suffer to exist any Lien upon such Hotel, other than Permitted Liens (excluding any agreement or organizational document (x) which limits generally the amount of Indebtedness which may be incurred by the Borrower or its Subsidiaries or Eligible Joint Ventures or (y) in the case of an Eligible Joint Venture which is not an Eligible Entity, which requires the consent of partners (or the equivalent) in such Eligible Joint Venture (other than the Borrower or its wholly owned Subsidiaries) to create, incur, assume or suffer to exist any Lien upon such Hotel); and

         (c) is not subject to any agreement (including any agreement governing Indebtedness) which entitles any Person to the benefit of any Lien (other than Permitted Liens) on such Hotel, or would entitle any Person to the benefit of any such Lien upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause, other than those certain equal and ratable clauses contained in those certain (x) 7 3/8% Redeemable Senior Notes due 2004 issued by FelCor Suites Limited Partnership and (y) 7 5/8% Redeemable Senior Notes due 2007 issued by FelCor Suites Limited Partnership).

For the purposes of this Agreement, any Joint Venture Hotel or Hotel owned by a Subsidiary or Eligible Joint Venture of the Borrower shall not be deemed to be Unencumbered unless both (i) such Hotel and (ii) all Stock owned directly or indirectly by Borrower in such Eligible Joint Venture or Subsidiary, is Unencumbered.

         "Unencumbered Hotel Property" means, collectively, (a) such of the Hotels owned or leased by the Borrower or any of its direct or indirect wholly-owned Subsidiaries, and (b) such of the Joint Venture Hotels, as in each case shall meet at any time and from time to time, each of the following minimum criteria:

         (a)   such Hotel is Unencumbered;

         (b) such Hotel is free of all material structural and title defects and other material adverse matters;

         (c) such Hotel is, as of the date upon which such Hotel is included as an Unencumbered Hotel Property and as of the end of each succeeding Fiscal Quarter, (i) in compliance, in all material respects, with all applicable Environmental Laws, and (ii) not subject to any material Environmental Liabilities and Costs, in each case as initially verified by a written report of an environmental consultant reasonably acceptable to the Administrative Agent;

         (d) such Hotel is (i) owned in fee simple by, or (ii) leased pursuant to a Qualified Lease in favor of, the Borrower or its direct or indirect wholly-owned Subsidiary or an Eligible Joint Venture;

provided that, if a Joint Venture Hotel is owned by an Eligible Joint Venture which owns more than a single Hotel, such Joint Venture Hotel shall only be an Unencumbered Hotel Property if it satisfies all of the requirements set forth in subparagraphs (a) through (d) above and all other Hotels owned by such Eligible Joint Venture satisfy the conditions set forth in subparagraphs (a) and (c) above, provided further that the parties acknowledge and agree that the Embassy Suites Hotel located at Los Angeles Airport, CA is subject to a mortgage in favor of FelCor LP but the Administrative Agent has agreed, as a one time waiver only, to accept such Hotel as Unencumbered (for purposes of clause (a) above) provided that such Hotel shall cease to be Unencumbered (for purposes of clause
(a) above), inter alia, in the event that FelCor LP assigns its mortgage to any other Person.

         "Unencumbered NOI" shall mean Adjusted NOI from each Unencumbered Hotel Property, provided, that (i) only Borrower's JV% of Adjusted NOI generated by any Joint Venture Hotel shall be included in Unencumbered NOI and (ii) in no event shall more than 25% of Unencumbered NOI be attributable to Unencumbered Hotel Properties leased pursuant to Qualified Leases.

         "Unpaid Drawing" shall have the meaning set forth in Section 2.21(a).

         "Unsecured Interest Expense" means, for any Person for any period, the greater of (I) the sum of (a) the total interest expense in respect of all unsecured Indebtedness of such Person (excluding, on an annual basis, up to $3,000,000 of non-cash expense which is attributable to the amortization of costs and expenses incurred in connection with the incurrance of such Indebtedness) and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, plus capitalized interest of such Person and its Subsidiaries in respect of unsecured Indebtedness, plus (b) such Person's Pro Rata Share of Unsecured Interest Expense of such Person's Unconsolidated Entities and (II) 7.5% of the sum of (a) the average outstanding balance of all unsecured Indebtedness of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP plus (b) such Person's Pro Rata Share of unsecured Indebtedness of such Person's Unconsolidated Entities for such period.

         1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

         1.3. Accounting Terms. All accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

         1.4. Certain Terms. (a) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

                  (b) The terms "Lender" and "Administrative Agent" include their respective successors and the term "Lender" includes each assignee of such Lender who becomes a party hereto pursuant to Section 10.7.


                                   ARTICLE II

              AMOUNTS AND TERMS OF THE LOANS AND LETTERS OF CREDIT

         2.1. The Revolving Credit Loans. On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans (each a "Revolving Credit Loan") to the Borrower from time to time on any Business Day during the period from the date hereof until (but not including) the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Revolving Credit Commitment; provided, however, that at no time shall any Lender be obligated to make a Revolving Credit Loan in excess of such Lender's Ratable Portion of the Available Credit. Within the limits of each Lender's Revolving Credit Commitment, amounts prepaid pursuant to
Section 2.7(b) may be reborrowed under this Section 2.1. The Revolving Credit Loans of each Lender shall be evidenced by the Revolving Credit Note to the order of such Lender.

         2.2. The Term Loans. On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make a loan (each a "Term Loan") to the Borrower, and Borrower agrees to borrow the Term Loans, on the Bristol Effective Date, in an amount not to exceed the amount set opposite such Lender's name on Schedule I as its Term Loan Commitment (such Lender's "Term Loan Commitment"). Amounts prepaid pursuant to Section 2.7(c) may not be reborrowed. The Term Loan of each Lender shall be evidenced by the Term Note to the order of such Lender. Notwithstanding anything to the contrary contained herein, Borrower shall not be permitted to borrow any portion of any Term Loan prior to the Bristol Effective Date.

         2.3. Making the Loans. (a) Each Revolving Credit Borrowing shall be made on notice, given by the Borrower to the Administrativ e Agent not later than (i) 11:00 A.M. (New York City time) on the third (3rd) Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of Eurodollar Rate Loans, and (ii) 11:00 A.M. (New York City time) on the Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of Base Rate Loans. Each such notice (a "Notice of Borrowing") shall be in substantially the form of Exhibit B, specifying therein (i) the date of such proposed Revolving Credit

         Borrowing, (ii) the aggregate amount of such proposed Revolving Credit Borrowing, (iii) the amount thereof, if any, requested to be Eurodollar Rate Loans, and (iv) the initial Interest Period or Periods for any such Eurodollar Rate Loans. The Loans shall be made as Base Rate Loans unless (subject to
Section 2.12) the Notice of Borrowing specifies that all or a pro rata portion thereof shall be Eurodollar Rate Loans; provided, however, that the aggregate of the Eurodollar Rate Loans for each Interest Period must be in an amount of not less than $5,000,000 or an integral multiple of $500,000 in excess thereof.


         (b) The Term Loan Borrowing shall be made upon receipt of a Notice of Borrowing (which clearly indicates that such Notice of Borrowing is requesting a Term Loan Borrowing), given by the Borrower to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third (3rd) Business Day prior to the Bristol Effective Date. The Notice of Borrowing shall specify therein (i) the Bristol Merger Date, (ii) the amount thereof, if any, requested to be Eurodollar Rate Loans, and (iii) the initial Interest Period or Periods for such Eurodollar Rate Loans. The Term Loans shall be made as Base Rate Loans unless (subject to Section 2.12) the applicable Notice of Borrowing specifies that all or a pro rata portion thereof shall be Eurodollar Rate Loans; provided, however, that the aggregate of the -------- ------- Eurodollar Rate Loans for each Interest Period must be in an amount of not less than $5,000,000 or an integral multiple of $500,000 in excess thereof.

         (c) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate under Section 2.9, and each Lender's Ratable Portion of the proposed Borrowing. Each Lender shall, before 12:00 Noon (New York City time) on the date of the proposed Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 10.2, in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. By 12:00 Noon (New York City time) in the case of Eurodollar Rate Loans and Base Rate Loans, on the date specified by the Borrower in the Notice of Borrowing, subject to fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address; provided that in the event that the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent shall be under no obligation to fund such Lender's Ratable Portion of such Borrowing.

         (d) Each Base Rate Loan shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof.

         (e) Intentionally omitted.

         (f) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any proposed Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such proposed Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund any Eurodollar Rate Loan to be made by such Lender as part of such proposed Borrowing when such Eurodollar Rate Loan, as a result of such failure, is not made on such date.

         (g) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.3 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have to the Borrower hereunder.

         (h) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

         2.4. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender, (i) a commitment fee (the "Revolving Commitment Fee") equal to the Applicable Margin times the average daily unused portion of such Lender's Revolving Credit Commitment, from the date hereof until the Termination Date and (ii) a commitment fee equal to the Applicable Margin times the average daily unused portion of such Lender's Term Loan Commitment (notwithstanding the non-occurrence of the Bristol Effective Date), from the date hereof until the earlier of the date the Borrower (x) borrows the entire amount of the Term Loan or (y) terminates in their entirety (pursuant to the terms hereof) the Lenders Term Loan Commitments (the "Term Loan Commitment Fee" together with the Revolving Commitment Fee, the "Commitment Fees"). The Commitment Fees shall be payable in arrears with respect to each full and partial calendar quarter on (i) the last day of each calendar quarter during the term of such Lender's Commitment, commencing June 30, 1998, (ii) on the date of any reduction of the Commitments pursuant to Section 2.5, (iii) on the Termination Date and (iv) on the date Lenders make the Term Loans. For purposes of this Section 2.4, Swing Advances shall be included as part of the unused portion of the Commitments.

         (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender (based on its respective Ratable Portion) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect for Loans maintained as Eurodollar Rate Loans on the daily average Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be payable in arrears with respect to each calendar quarter on (i) the last day of each calendar quarter in which any Letter of Credit is outstanding, (ii) on the date on which no Letters of Credit remain outstanding and (iii) on the Termination Date.

         (c) The Borrower agrees to pay to the Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to 0.125% of the daily average Stated Amount of such Letter of Credit. Accrued Facing Fees shall be payable in arrears with respect to each calendar quarter on (i) the last day of each calendar quarter in which such Letter of Credit is outstanding, (ii) on the date upon which such Letter of Credit has been terminated in accordance with its terms and (iii) on the Termination Date.

         (d) The Borrower shall pay, upon each Drawing under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which the Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

         (e) The Borrower has agreed to pay to Chase additional fees, the amount and dates of payment of which are embodied in a separate agreement between the Borrower and Chase.

         2.5. Reduction and Termination of the Commitments. (a) The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, terminate in whole or reduce ratably in part the unused portions of the respective Revolving Credit Commitments of the Lenders; provided, however, that each partial reduction shall be in the aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. After August 15, 1998, if the Bristol Effective Date has not occurred, the Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, terminate in whole (but not in part) the Term Loan Commitments of the Lenders.

         (b) Upon the making of the Term Loan Borrowing, each Lender's Term Loan Commitment shall terminate.

         2.6. Repayment. (a) The Borrower shall repay the entire unpaid principal amount of the Revolving Credit Loans on the Termination Date.

         (b) The Borrower shall repay the entire unpaid principal amount of the Term Loans on the Term Loan Maturity Date.

         2.7. Prepayments. (a) The Borrower shall have no right to prepay the principal amount of any Loan other than as provided in this Section 2.7.

         (b) The Borrower may, upon at least two (2) Business Days' prior notice to the Administrative Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Loans in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that any prepayment of any

Eurodollar Rate Loan made other than on the last day of an Interest Period for such Loan shall be subject to payment by the Borrower to the Administrative Agent of any costs, fees or expenses incurred by any Lender in connection with such prepayment including without limitation any costs to unwind any Eurodollar Rate contracts; and, provided, further, that each partial prepayment shall be in an aggregate principal amount not less than $3,000,000 or integral multiples of $100,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of the Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

         (c) If at any time the Borrower shall not be in compliance with the covenant contained in Section 5.1 hereof, (a "Financial Covenant Imbalance"), the Borrower shall prepay the Loans then outstanding in an amount necessary to cure such Financial Covenant Imbalance, together with accrued interest as follows:

             (i) in the event that the Financial Covenant Imbalance is due to
       (A) any sale, conveyance, transfer, assignment or other disposition of an Unencumbered Hotel Property, (B) a financing secured by a Hotel or (C) a Drawing, the prepayment shall be made within one (1) Business Day of such event occurring;

             (ii) in the event that the Financial Covenant Imbalance is due to any (A) condemnation or taking by eminent domain of an Unencumbered Hotel Property, or (B) loss, damage or destruction by casualty to any Hotel, the prepayment shall be made within one (1) Business Day after receipt by the Borrower or its Subsidiary or Eligible Joint Venture of the condemnation award or insurance proceeds relating to such event;

             (iii) INTENTIONALLY DELETED; or

             (iv) in the event that the Financial Covenant Imbalance is due to a determination by the Administrative Agent, after review of the applicable Hotel Documents, that an Unencumbered Hotel Property, represented by Borrower in a Compliance Certificate to be an Unencumbered Hotel Property, fails to meet (and never actually met) the requirements for Unencumbered Hotel Properties set forth herein, the prepayment shall be made within 5 Business Days of the Administrative Agent notifying Borrower of such Hotel's failure to meet the Unencumbered Hotel Property requirements.

         (d) If at any time the aggregate principal amount of Revolving Credit Loans outstanding at such time exceeds the Revolving Credit Commitments at such time, the Borrower shall forthwith prepay the Revolving Credit Loans then outstanding in an amount equal to such excess, together with accrued interest.

         2.8. Conversion/Continuation Option. (a) Swing Advances shall be automatically converted to Base Rate Loans on the Business Day following the date of borrowing thereof.

         (b) The Borrower may elect (i) at any time to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans, (ii) at any time to convert Swing Advances or any portion thereof to Base Rate Loans or Eurodollar Rate Loans, or (iii) at the end of any Interest Period with respect thereto, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans, or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate of the Eurodollar Rate Loans for each Interest Period therefor must be in the amount of $5,000,000 or an integral multiple of $500,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of all Lenders in accordance with their Ratable Portion. Each such election shall be in substantially the form of Exhibit C hereto (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three (3) Business Days' prior written notice thereof specifying (A) the amount and type of conversion or continuation, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the Interest Period therefor, and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the Interest Period therefor). The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the contents thereof and such Lender's Ratable Portion of the Loans to be converted. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans or Swing Advances to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any Interest Period therefor, shall be permitted at any time at which a Default or an Event of Default shall have occurred and be continuing. If, within the time period required under the terms of this Section 2.8, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the Interest Period therefor, such Loans will be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

         2.9. Interest. (a) The Borrower shall pay interest on the unpaid principal amount of each Loan from the date thereof until the principal amount thereof shall be paid in full, at the following rates per annum:

              (i) For Base Rate Loans, at a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin, payable monthly on the first day of each month, on the Termination Date and on the date any Base Rate Loan is converted or paid in full.

              (ii) For Eurodollar Rate Loans, at a rate per annum equal at all times during the applicable Interest Period for each Eurodollar Rate Loan to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect on the most recent Applicable Margin Reset Date, payable on the last day of such Interest Period, on the Termination Date and, if such Interest Period has a duration of more than three months, on the last day of each calendar quarter during such Interest Period commencing on March 31, 1998. Notwithstanding anything to the contrary contained herein (including but not limited to the grid contained in the definition of Applicable Margin), the Applicable Margin with respect to a Term Loan maintained as a Eurodollar Rate Loan shall never be less than 100 basis points.

         (b) If the principal indebtedness of the Loans is declared immediately due and payable by the Administrative Agent pursuant to the provisions of this Agreement or any other Loan Document, or if the Loans are not paid in full on the Termination Date, the Borrower shall thereafter, unless and until such date, if any, as the Super Majority Lenders may elect, in their sole and absolute discretion, to waive, in writing, all or any portion of such default rate interest, pay interest on the principal sum then remaining unpaid from the date of such declaration or the Termination Date, as the case may be, until the date on which the principal sum then outstanding is paid in full (whether before or after judgment), at a rate per annum (calculated for the actual number of days elapsed on the basis of a 360-day year) equal to the greater, on a daily basis, of (x) 13% or (y) 4% plus the Base Rate, provided, however, that such interest rate shall in no event exceed the maximum interest rate which the Borrower may by law pay.

         2.10. Interest Rate Determination and Protection. (a) The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent two (2) Business Days before the first day of such Interest Period.

         (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.9(a) or (b).

         (c) If, with respect to Eurodollar Rate Loans, the Majority Lenders in good faith notify the Administrative Agent that the Eurodollar Rate for any Interest Period therefor will not adequately reflect the cost to such Majority Lenders of making such Loans or funding or maintaining their respective Eurodollar Rate Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

              (i) each Eurodollar Rate Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan; and

              (ii) the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

         2.11. Increased Costs. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate Reserve Percentage) or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. If the Borrower so notifies the Administrative Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.11, the Borrower may either (A) prepay in full all Eurodollar Rate Loans of such Lender then outstanding in accordance with Section 2.7(b) and, additionally, reimburse such Lender for such increased cost in accordance with this Section 2.11 or (B) convert all Eurodollar Rate Loans of all Lenders then outstanding into Base Rate

Loans in accordance with Section 2.8 and, additionally, reimburse such Lender for such increased cost in accordance with this Section 2.11.

         2.12. Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall terminate and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Loans of such Lender then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of such notice and demand, converts all Eurodollar Rate Loans of all Lenders then outstanding into Base Rate Loans.

         2.13. Capital Adequacy. If (i) the introduction of or any change in or in the interpretation of any law or regulation, (ii) compliance with any law or regulation, or (iii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender and such Lender reasonably determines that such amount is based upon the existence of such Lender's Commitments, Letters of Credit or Loans and its other commitments, letters of credit or loans of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's Commitments, Loans, Letter of Credit Outstandings or commitments to issue Letters of Credit. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

         2.14. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in Section 10.2 in immediately available funds without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees (other than amounts payable pursuant to Section 2.11, 2.12, 2.13, 2.15 or 2.17) to the Lenders, in accordance with their respective Ratable Portions, for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. To the extent the foregoing payments are received by the Administrative Agent prior to 11:00 A.M. (New York City time) and are not distributed to the Lenders on the same day, the Administrative Agent shall pay to each Lender in addition to the amount distributed to such Lender, interest thereon, for each day from the date such amount is received by the Administrative Agent until the date such amount is distributed to such Lender, at the Federal Funds Rate. Payment received by the Administrative Agent after 11:00 A.M. (New York City time) shall be deemed to be received on the next Business Day.

         (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Loan held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

         (c) All computations of interest based on the Base Rate, the Eurodollar Rate or the Federal Funds Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the next preceding Business Day.

         (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due hereunder to the Lenders that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

         (f) If any Lender (a "Non-Funding Lender") has (x) failed to make a Loan required to be made by it hereunder, and the Administrative Agent has determined that such Lender is not likely to make such Loan, (y) given notice to the Borrower or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, Loans, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 or otherwise or (z) failed to comply with its obligations pursuant to Section 2.20(c), (i) such Non-Funding Lender shall lose any and all voting rights hereunder, and (ii) any payment made on account of the principal of the Loans outstanding or Unpaid Drawings shall be made as follows:

              (A) in the case of any such payment made on any date when and to the extent that, in the determination of the Administrative Agent, the Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Commitments and to satisfy any applicable conditions precedent set forth in Article III to such reborrowing, such payment shall be made on account of the outstanding Loans or Unpaid Drawings held by the Lenders other than the Non-Funding Lender pro rata according to the respective outstanding principal amounts of the Loans or Unpaid Drawings of such Lenders;

              (B) otherwise, such payment shall be made on account of the outstanding Loans or Unpaid Drawings held by the Lenders pro rata according to the respective outstanding principal amounts of such Loans or Unpaid Drawings; and

              (C) any payment made on account of interest on the Loans or Unpaid Drawings shall be made pro rata according to the respective amounts of accrued and unpaid interest due and payable on the Loans or Unpaid Drawings with respect to which such payment is being made.

         2.15. Taxes. (a) Any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities (excluding, in the case of such Lender or the Administrative Agent, taxes imposed by reason of any failure of such Lender or the Administrative Agent, if such Lender or the Administrative Agent is entitled at such time to a total or partial exemption from withholding that is required to be evidenced by a United States Internal Revenue Service Form 1001 or 4224 or any successor or additional form (including but not limited to Form W8), to deliver to the Administrative Agent or the Borrower, from time to time as required by the Administrative Agent or the Borrower, such Form 1001 or 4224 (as applicable) or any successor or additional form (including but not limited to Form W8), completed in a manner reasonably satisfactory to the Administrative Agent or the Borrower) being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 2.15) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxation or other authority.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

         (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including, without limitation, for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.2, the original or a certified copy of a receipt evidencing payment thereof.

         (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15 shall survive the payment in full of the Obligations.

         (f) Prior to the Effective Date in the case of each Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender and from time to time thereafter if requested by the Borrower or the Administrative Agent, each Lender organized under the laws of a jurisdiction outside the United States that is entitled to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrower with an IRS Form 4224 or Form 1001 or other applicable form (including but not limited to Form W8), certificate or document prescribed by the IRS certifying as to such Lender's entitlement to such exemption or reduced rate with respect to all payments to be made to such Lender hereunder and under the Notes. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

         (g) Any Lender claiming any additional amounts payable pursuant to this
Section 2.15 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

         2.16. Sharing of Payments, Etc. If any Lender (other than the Swing Advance Bank or the Issuing Lender) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set off or otherwise) on account of Loans made by it (other than pursuant to Section 2.13 or 2.15), and there is either (x) any Swing Advance outstanding in respect of which the Swing Advance Bank has not received payment in full from the Lenders pursuant to
Section 2.17(d) or (e) or (y) any Unpaid Drawing in respect of which the Issuing Lender has not received payment in full from the Lenders pursuant to Section
2.20 or 2.21, such Lender (a "Purchasing Lender") shall purchase a participation in all such Swing Advances or Unpaid Drawings, as applicable, in an amount equal to the lesser of such payment and the amount of such Swing Advances or Unpaid Drawings, as applicable, for which the Swing Advance Bank or Issuing Lender has not so received payment in full. If, after giving effect to the foregoing, any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it (other than pursuant to Sections 2.13 or 2.15) in excess of its Ratable Portion of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in their Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them.

         2.17. Swing Advances. (a) The Swing Advance Bank, on the terms and subject to the conditions contained in this Agreement, shall make advances (each a "Swing Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until the day preceding the Termination Date in an aggregate amount not to exceed at any time outstanding the lesser of (i) $15,000,000, and (ii) the Available Credit; provided that the Swing Advance Bank shall not be requested to make a Swing Advance to refinance an outstanding Swing Advance. Within the limits set forth above, Swing Advances repaid may be reborrowed under this Section 2.17.

         (b) Each Swing Advance shall be made upon a Notice of Borrowing for a Swing Advance being given by the Borrower to the Swing Advance Bank by no later than 11:00 A.M. (New York City time) on the Business Day of the proposed Swing Advance. Upon fulfillment of the applicable conditions set forth in Article III, the Swing Advance Bank will make each Swing Advance available on the same day to the Borrower at the Administrative Agent's address referred to in Section 10.2. All Swing Advances shall bear interest at the same rate, and be payable on the same basis, as Base Rate Loans and shall be converted to Base Rate Loans pursuant to Section 2.8(a).

         (c) Each Swing Advance shall be in an aggregate amount of not less than $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof.

         (d) The Administrative Agent shall give to each R/C Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing for a Swing Advance and each R/C Lender's Ratable Portion thereof. Each R/C Lender shall before 12:00 Noon (New York City time) on the next Business Day (the "Settlement Date") make available to the Administrative Agent, in immediately available funds, the amount of its Ratable Portion of the principal amount of such Swing Advance. Upon such payment by a R/C Lender, such R/C Lender shall be deemed to have made a Revolving Credit Loan to the Borrower in the amount of such payment. The Administrative Agent shall use such funds to repay the Swing Advance to the Swing Advance Bank. To the extent that any R/C Lender fails to make such payment to the Swing Advance Bank, the Borrower shall repay such Swing Advance on demand and, in any event, on the Termination Date.

         (e) During the continuance of a Default under Section 8.1(e), each R/C Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Advance otherwise required to be repaid by such R/C Lender pursuant to the preceding paragraph, which participation shall be in a principal amount equal to such R/C Lender's Ratable Portion of such Swing Advance, by paying to the Swing Advance Bank on the date on which such R/C Lender would otherwise have been required to make a payment in respect of such Swing Advance pursuant to the preceding paragraph, in immediately available funds, an amount equal to such R/C Lender's Ratable Portion of such Swing Advance. If such amount is not in fact made available to the Swing Advance Bank on the date when the Swing Advance would otherwise be required to be made pursuant to the preceding paragraph, the Swing Advance Bank shall be entitled to recover such amount on demand from that R/C Lender together with interest accrued from such date at the Federal Funds Rate. From and after the date on which any R/C Lender purchases an undivided participation interest in a Swing Advance pursuant to this paragraph
(e), the Swing Advance Bank shall promptly distribute to such R/C Lender such R/C Lender's Ratable Portion of all payments of principal and of interest on such Swing Advance, other than those received from a R/C Lender pursuant to
Section 2.16 or this or the preceding paragraph (d). If any payment made by or on behalf of the Borrower and received by the Swing Advance Bank with respect to any Swing Advance is rescinded or must otherwise be returned by the Swing Advance Bank for any reason and the Swing Advance Bank has made a payment to the Administrative Agent, on account thereof, each R/C Lender shall, upon notice to the Swing Advance Bank, forthwith pay over to the Swing Advance Bank an amount equal to such R/C Lender's pro rata share of the payment so rescinded or returned based on the respective amounts paid in respect thereof to the R/C Lenders pursuant to the preceding paragraph (d).

         2.18. Letter of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that the Issuing Lender issue, at any time and from time to time on and after the Closing Date and prior to the Termination Date, for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower, an irrevocable standby letter of credit, in a form customarily used by the Issuing Lender or in such other form as has been approved by the Issuing Lender in its discretion (each such standby letter of credit, a "Letter of Credit") in support of such L/C Supportable Obligations.

         (b) Subject to the terms and conditions contained herein, the Issuing Lender hereby agrees that it will, at any time and from time to time on or after the Closing Date and prior to the Termination Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit in support of such L/C Supportable Obligations of the Borrower as are permitted to remain outstanding without giving rise to a Default or Event of Default hereunder, provided that the Issuing Lender shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

              (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, or known to the Issuing Lender as of the date hereof and which the Issuing Lender in good faith deems material to it; or

              (ii) the Issuing Lender shall have received notice from any Lender prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.19(b).

         (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) and the aggregate principal amount of all Revolving Credit Loans then outstanding, would exceed the Revolving Credit Commitments at such time, (ii) each Letter of Credit shall be denominated in Dollars, (iii) each Letter of Credit shall by its terms terminate on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be automatically extendable for successive periods of up to 12 months, but not beyond the tenth Business Day prior to the Termination Date, on terms acceptable to the Issuing Lender) and (B) the tenth Business Day prior to the Termination Date, (iv) the Stated Amount of each Letter of Credit upon issuance shall be not less than $100,000 or such lesser amount as is acceptable to the Issuing Lender.

         2.19 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the Issuing Lender at least five Business Days' (or such shorter period as is acceptable to the Issuing Lender) written notice thereof. Each notice shall be in the form of Exhibit K (each a "Letter of Credit Request").

         (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.18(c). Unless the Issuing Lender has received notice from any R/C Lender before it issues a Letter of Credit that one or more of the conditions specified in Article III, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.18(c), then the Issuing Lender may issue the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Lender's usual and customary practices. Upon the issuance of any Letter of Credit, the Issuing Lender shall promptly notify each R/C Lender of such issuance and such notice shall be accompanied by a copy of the issued Letter of Credit.

         2.20 Letter of Credit Participations. (a) Immediately upon the issuance by the Issuing Lender of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each R/C Lender, other than the Issuing Lender (each such Lender, in its capacity under Section 2.20, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Ratable Portion, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (excluding the Facing Fee), and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Credit Commitments of the R/C Lenders, it is hereby agreed that, with respect to any outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.20 to reflect the new Ratable Portions of the R/C Lenders.

         (b) In determining whether to pay under any Letter of Credit, the Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Lender any resulting liability to the Borrower or any Lender.

         (c) In the event that the Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Lender pursuant to Section 2.21(a), the Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant, of such failure, and each Participant shall promptly and unconditionally pay to the Issuing Lender the amount of such Participant's Ratable Portion of such unreimbursed payment in Dollars and same day funds. If the Administrative Agent so notifies any Participant prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available such funds to the Issuing Lender on such Business Day. If and to the extent such Participant shall not have so made its Ratable Portion of the amount of such payment available to the Issuing Lender, such Participant agrees to pay to the Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Issuing Lender at the overnight Federal Funds Rate. The failure of any Participant to make available to the Issuing Lender its Ratable Portion of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Issuing Lender its Ratable Portion of any payment under Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Issuing Lender such other Participant's Ratable Portion of any such payment.

         (d) Whenever the Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, the Issuing Lender shall forward such payment to the Administrative Agent, which in turn shall distribute such funds to each Participant in accordance with the terms of Section 2.14.

         (e) Upon the request of any Participant, the Issuing Lender shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

         (f) The obligations of the Participants to make payments to the Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation any of the following circumstances:

              (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

              (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

              (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or










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


              (v) the occurrence of any Default or Event of Default.

         2.21 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the Issuing Lender, by making payment to the Administrative Agent in accordance with the terms of the first sentence of
Section 2.14, for any drawing (each, a "Drawing") made by it under any Letter of Credit (each such Drawing until reimbursed, an "Unpaid Drawing"), no later than five (5) Business Days after the date of such Drawing, with interest on the amount of such Drawing, to the extent not reimbursed prior to 11:00 A.M. (New York time) on the date of such Drawing, from and including the date of such Drawing to but excluding the date the Issuing Lender was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Loans maintained as Base Rate Loans, provided, however, to the extent such amounts are not reimbursed prior to 11:00 A.M. (New York time) on the sixth Business Day following such Drawing, interest shall thereafter accrue on the amount (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus 4%, in each such case, with interest to be payable on demand. The Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

         (b) The obligations of the Borrower under this Section 2.21 to reimburse the Issuing Lender with respect to Drawings (including interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as the Issuing Lender or as a Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the Issuing Lender's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Lender any resulting liability to the Borrower.

                                   ARTICLE III

                           CONDITIONS TO EFFECTIVENESS
                        OF THIS AGREEMENT AND OF LENDING
                      AND OF ISSUANCE OF LETTERS OF CREDIT

         3.1. Conditions Precedent to Effectiveness of this Agreement, to Initial Loans and Letters of Credit. The effectiveness of this Agreement and the obligation of each Lender to make its initial Loan hereunder and the obligation of the Issuing Lender to issue a Letter of Credit hereunder is subject to satisfaction of the conditions precedent that the Administrative Agent shall have received counterparts of this Agreement duly executed by each Borrower, each Lender and the Administrative Agent, together with the following, each dated the Effective Date (hereinafter defined) unless otherwise indicated, in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender (the date of satisfaction of the conditions precedent set forth in this Section 3.1 and in Section 3.2 being the "Effective Date"):

         (a) The Notes to the order of the Lenders, respectively.

         (b) A certificate of the Secretary or an Assistant Secretary of each Loan Party (or, as applicable, of such Loan Party's partners) certifying (i) the resolutions of its Board of Trustees or Directors, as appropriate, approving each Loan Document to which it is a party, (ii) all documents evidencing other necessary trust, partnership or corporate action, as appropriate, and required governmental and third party approvals, licenses and consents with respect to each Loan Document to which it is a party and the transactions contemplated thereby, (iii) a copy of its and each of its Subsidiaries' and Eligible Joint Ventures' declaration of trust, certificates of incorporation, by-laws, partnership agreements and certificates of partnership as appropriate, as of the Effective Date, and (iv) the names and true signatures of each of its officers who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Person.

         (c) A copy of the declaration of trust or articles or certificate of incorporation or partnership agreement or certificate of partnership, as appropriate, of each Loan Party and of each of its Subsidiaries and Eligible Joint Ventures which is not a Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party or Subsidiary, together with certificates of such official









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


attesting to the good standing of each such Loan Party, Subsidiary and Eligible Joint Ventures.

         (d) Favorable opinion(s) of counsel to the Loan Parties, in substantially the form(s) of Exhibit D, and as to such other matters as any Lender through the Administrative Agent may reasonably request.

         (e) A certificate of the chief financial officer of the Borrower, stating that the Borrower is Solvent after giving effect to the initial Loans, the application of the proceeds thereof in accordance with Section 6.10 and the payment of all estimated legal, accounting and other fees related hereto and thereto.

         (f) Evidence that the insurance required by Section 6.4 is in full force and effect.

         (g) Such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

         (h) A certificate, signed by a Responsible Officer of the Borrower, stating that the following statements are true and correct on the Effective
Date:

              (i) The statements set forth in Section 3.3 are true after giving effect to the Loans being made on the Effective Date.

              (ii) All costs and accrued and unpaid fees and expenses (including, without limitation, legal fees and expenses) required to be paid to the Lenders on or before the Effective Date, including, without limitation, those referred to in Sections 2.4 and 10.4, to the extent then due and payable, have been paid.

              (iii) All necessary governmental and third party approvals required to be obtained by any Loan Party in connection with the transactions contemplated hereby have been obtained and remain in effect, and all applicable waiting periods have expired without any action being taken by any competent authority which restrains, prevents, impedes, delays or imposes materially adverse conditions upon any of the transactions contemplated hereby.

              (iv) There exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon any of the transactions contemplated hereby.

              (v) There exists no claim, action, suit, investigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority which relates to the Loan Documents or the financing hereunder or which, if adversely determined, would have a Material Adverse Effect.

              (vi) There has been no Material Adverse Change since December 31, 1997 in the corporate, capital or legal structure of the Borrower or any of its Subsidiaries without the consent of the Administrative Agent.

              (vii) The Borrower's Tangible Net Worth is not less than the Minimum Tangible Net Worth.

         (i) Administrative Agent's reasonable satisfaction with the form and substance of each Operating Lease.

         (j) A Compliance Certificate, executed by the Chief Financial Officer of the Borrower substantially in the form attached as Exhibit G hereto (a "Compliance Certificate"), and if requested by the Administrative Agent, together with copies (to the extent not already delivered) of the Hotel Documents in respect of each Hotel indicated by Administrative Agent.

         (k) Each Subsidiary Guaranty, duly executed by the Guarantor party thereto.

         3.2. Additional Conditions Precedent to Effectiveness of this Agreement, to Initial Loans and Letters of Credit. The effectiveness of this Agreement, the obligation of each Lender to make its initial Loan hereunder and the obligation of the Issuing Lender to issue Letters of Credit hereunder is subject to the further conditions precedent that:

         (a) No Lender or the Issuing Lender in its sole judgment exercised reasonably shall have determined (i) that there has been any Material Adverse Change since December 31, 1997 or (ii) that there has occurred any adverse change which such Lender deems material in the financial markets generally, since December 31, 1997 or (iii) that there is any claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or threatened in any court or before any arbitrator or Governmental Authority which, if adversely determined, would have a Material Adverse Effect; and nothing shall have occurred since December 31, 1997 which, in the judgment of any Lender, has had a Material Adverse Effect.

         (b) Each Lender and the Issuing Lender shall be satisfied, in its sole judgment, exercised reasonably, with the corporate, capital, legal and management structure of the Borrower and its Subsidiaries, and shall be satisfied, in its sole judgment exercised reasonably, with the nature and status of all Contractual Obligations, securities, labor, tax, ERISA, employee benefit, environmental, health and safety matters, in each case, involving or affecting the Borrower or any of its Subsidiaries.

         3.3. Conditions Precedent to Each Loan and Letter of Credit. The obligation of each Lender to make any Loan (including the Loan being made by such Lender on the Effective Date) and the obligation of the Issuing Lender to issue a Letter of Credit shall be subject to the further conditions precedent that:

         (a) The following statements shall be true on the date of such Loan or issuance, before and after giving effect thereto and to the application of the proceeds therefrom (and the acceptance by the Borrower of the proceeds of such Loan or such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Loan or issuance such statements are true):

              (i) The representations and warranties of the Borrower contained in Article IV and of each Loan Party in the other Loan Documents are correct on and as of such date as though made on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made on a specified date shall be required to be true and correct only as of such specified date); and

              (ii) No Default or Event of Default exists or will result from the Loans being made or the Letters of Credit being issued on such date.

         (b) The making of the Loans or the issuance of the Letters of Credit on such date does not violate any Requirement of Law and is not enjoined, temporarily, preliminarily or permanently.

         (c) The Administrative Agent shall have received a Compliance Certificate, executed by a Responsible Officer of the Borrower, satisfactory to the Administrative Agent, and if requested by the Administrative Agent, together










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


with copies (to the extent not already delivered) of the Hotel Documents in respect of each Hotel indicated by Administrative Agent.

         (d) The Administrative Agent shall have received such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.



                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants to the Lenders and the Administrative Agent that on and after the Effective Date:

         4.1. Existence; Compliance with Law. Each Loan Party and each of its Subsidiaries and Eligible Joint Ventures (i) is a real estate investment trust or a corporation, limited liability company or limited partnership, as specified herein, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (ii) is duly qualified as a foreign corporation, limited liability company or limited partnership and in good standing under the laws of each jurisdiction where such qualification is necessary, except for failures which in the aggregate have no Material Adverse Effect; (iii) has all requisite corporate, limited liability company or partnership power and authority and the legal right to own, pledge and mortgage its properties, to lease (as lessee) the properties that it leases as lessee, to lease or sublease (as lessor) the properties it owns and/or leases (as lessee) and to conduct its business as now or currently proposed to be conducted; (iv) is in compliance with its declaration of trust or certificate of or formation and by-laws, regulations or partnership agreement, as appropriate; (v) is in compliance with all other applicable Requirements of Law except for such non-compliances as in the aggregate have no Material Adverse Effect; and (vi) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, leasing and conduct, except for licenses, permits, consents or approvals which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or failures which in the aggregate have no Material Adverse Effect.

         4.2. Power; Authorization; Enforceable Obligations. (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions related to the financing contemplated hereby:

              (i) are within such Loan Party's corporate, partnership or trust powers, as appropriate;

              (ii) have been duly authorized by all necessary corporate, partnership or trust action, as appropriate, including, without limitation, the consent of stockholders and general and/or limited partners where required;

              (iii) do not and will not (A) contravene any Loan Party's or any of its Subsidiaries' or Eligible Joint Ventures' respective declaration of trust, certificate of incorporation or formation or by-laws, regulations, partnership agreement or other comparable governing documents, (B) violate any other applicable Requirement of Law (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Loan Party or any of its Subsidiaries or Eligible Joint Ventures, or
       (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries or Eligible Joint Ventures; and

              (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been obtained or made and copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1, and each of which on the Effective Date will be in full force and effect.

         (b) This Agreement has been, and each of the other Loan Documents has been, or will have been upon delivery thereof pursuant to Section 3.1, duly executed and delivered by each Loan Party thereto. This Agreement is, and the other Loan Documents are or will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party thereto, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforcement of creditor's rights and remedies generally.

         4.3. Taxes. All federal, state, local and foreign tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns, are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except where contested in good faith and by appropriate proceedings if (i) adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP and (ii) all such non-payments in the aggregate have no Material Adverse Effect. Proper and accurate amounts have been withheld by the Borrower and each of its respective Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. None of the Borrower or any of its Tax Affiliates has (i) executed or filed with the IRS any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges; (ii) agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; or (iii) any obligation under any written tax sharing agreement.

         4.4. Full Disclosure. No written statement prepared or furnished by or on behalf of any Loan Party or any of its Affiliates in connection with any of the Loan Documents or the consummation of the transactions contemplated thereby, and no financial statement delivered pursuant hereto or thereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         4.5. Financial Matters. (a) The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1997, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, audited by Coopers & Lybrand, L.L.P. and the consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1997, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the twelve months then ended, certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at December 31, 1997, and said statements of income, retained earnings and cash flows for the twelve months then ended, to year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

         (b) Since December 31, 1997, there has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect.

         (c) Neither the Borrower nor any of its Subsidiaries had at December 31, 1997 any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the balance sheet at such date referred to in subsection (a) above or in the notes thereto.

         (d) The Projections that have been delivered to each Lender, were prepared on the basis of the assumptions expressed therein, which assumptions the Borrower believed to be reasonable based on the information available to the Borrower at the time so furnished and on the Closing Date.

         (e) The Borrower is, and on a consolidated basis the Borrower and its Subsidiaries are, Solvent.

         4.6. Litigation. There are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the Borrower, any of its Subsidiaries or Eligible Joint Ventures, or (to the best knowledge of the Borrower) any Operating Lessee or any of their respective properties or revenues before any court, Governmental Authority or arbitrator, other than those that in the aggregate, if adversely determined, would have no Material Adverse Effect. The performance of any action by (a) any Loan Party required or contemplated by any of the Loan Documents or (b) any Operator required or contemplated by any Operating Lease or Management Agreement is not, to the best knowledge of the Borrower, restrained or enjoined (either temporarily, preliminarily or permanently), and, to the best knowledge of the Borrower, no material adverse condition has been imposed by any Governmental Authority or arbitrator upon any of the foregoing transactions contemplated by the aforementioned documents.

         4.7. Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         4.8. Ownership of Borrower and DJONT; Subsidiaries. (a) The authorized capital stock of FelCor consists of (i) as of the date hereof 100,000,000 shares of common stock, $.01 par value per share, of which 36,591,080 shares are issued and outstanding as of the date hereof, and (ii) as of the date hereof 10,000,000 shares of preferred stock, $.01 par value per share, of which 6,050,000 shares, designated as $1.95 Series A Cumulative Convertible Preferred Stock, $25.00 per share liquidation preference, and 57,500 shares designated as 9% Series B Cumulative Redeemable Preferred Stock, $2,500.00 per share liquidation preference (and represented by 5,750,000 Depository Shares, each representing a 1/100 interest in such preferred stock) are outstanding as of the date hereof. All of the outstanding capital stock of FelCor has been validly issued, is fully paid and non-assessable.

         (b) FelCor is the sole general partner of FelCor LP and, as of the date hereof, owns beneficially and of record at least 92.7% of the partnership interests of FelCor LP free and clear of all Liens.

         (c) There are no outstanding classes of voting membership interests of DJONT other than the Class A membership interests. As of the date hereof Hervey
A. Feldman and Thomas J. Corcoran, Jr. own, beneficially, all of the voting Class A membership interests in DJONT, free and clear of all Liens.

         (d) Set forth on Schedule 4.8 hereto is a complete and accurate list showing, as of the Effective Date, all Subsidiaries and Unconsolidated Entities of the Borrower and, as to each such Subsidiary and Unconsolidated Entity, the jurisdiction of its formation and the percentage of the outstanding Stock of each class owned (directly or indirectly) by the Borrower. No Stock of any Subsidiary or Unconsolidated Entity of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase or any similar right other than certain rights of first refusal contained in partnership agreements to which the Borrower or a Subsidiary is a party. All of the outstanding capital Stock of each such Subsidiary and Unconsolidated Entity owned by the Borrower has been validly issued, is fully paid and (except for partnership interests) non-assessable, and all outstanding capital Stock of its Subsidiaries and Unconsolidated Entities owned by the Borrower is free and clear of all Liens. Neither the Borrower nor any such Subsidiary or Unconsolidated Entity is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any shares of Stock of any such Subsidiary or Unconsolidated Entity, other than those imposed by Requirements of Law, or the Loan Documents.

         4.9. ERISA. (a) There are no Multiemployer Plans.

         (b) Each Plan and any related trust intended to qualify under Code
Section 401 or 501 has been determined by the IRS to be so qualified and to the best knowledge of the Borrower nothing has occurred which would cause the loss of such qualification.

         (c) None of the Borrower, any of its Subsidiaries or any ERISA Affiliate, with respect to any Pension Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such plan, and all required contributions and benefits have been paid in accordance with the provisions of each such plan.

         (d) There are no pending or, to the knowledge of the Borrower, threatened claims, actions or proceedings (other than claims for benefits in the normal course), relating to any Plan other than those that in the aggregate, if adversely determined, would have no Material Adverse Effect.

         (e) No Pension Plan has any unfunded accrued benefit liabilities, as determined by using reasonable actuarial assumptions utilized by such plan's actuary for funding purposes. Within the last five years none of the Borrower, any of its Subsidiaries or any ERISA Affiliate has caused a Pension Plan with any such liabilities to be transferred outside of its "controlled group" (within the meaning of Section 4001(a)(14) of ERISA).

         (f) No Plan provides for continuing health, disability, accident or death benefits or coverage for any participant or his or her beneficiary after such participant's termination of employment (except as may be required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary) which would result in the aggregate under all Plans in a liability in an amount which would have a Material Adverse Effect.

         (g) None of the assets of any of the Loan Parties are subject to Title I of ERISA because they consist of "plan assets" within the meaning of DOL Regulation Section 2510.3-101 by reason of an equity investment in any of the Loan Parties.

         4.10. Indebtedness. Except as disclosed on Schedule 4.10, as of the date hereof, none of the Borrower or any of its Subsidiaries or Unconsolidated Entities has any Indebtedness.

         4.11. Restricted Payments. From and after the Closing Date, the Borrower has not declared or made any Restricted Payments (other than those permitted pursuant to Section 7.4).

         4.12. No Burdensome Restrictions; No Defaults. (a) No Loan Party nor any of its Subsidiaries or Eligible Joint Ventures (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, will result in the creation of a Lien on the property or assets of any such Loan Party or its Subsidiaries, or (ii) is subject to any charter or corporate restriction which has a Material Adverse Effect.

         (b) No Loan Party or Subsidiary or Eligible Joint Venture of any Loan Party is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary or Eligible Joint Venture of a Loan Party, other than those defaults which in the aggregate have no Material Adverse Effect.

         (c) No Event of Default or Default has occurred and is continuing.

         (d) There is no Requirement of Law the compliance with which by any Loan Party would have a Material Adverse Effect.

         (e) As of the date hereof, no Subsidiary or Eligible Joint Venture of the Borrower is subject to any Contractual Obligation (other than as set forth in the governing documents thereof) restricting or limiting its ability to transfer its assets to the Borrower or to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or its ability to purchase, redeem, or otherwise acquire for value or make any payment in respect of any such shares or any shareholder rights.

         4.13. Investments. Except as disclosed on Schedule 4.8 or 4.13, the Borrower and its Subsidiaries considered as a single enterprise, is not engaged in any joint venture or partnership with any other Person nor does it maintain any Investment, as of the date hereof.

         4.14. Government Regulation. Neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, or subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or any other federal or state statute or regulation such that its ability to incur Indebtedness is limited, or its ability to consummate the transactions contemplated hereby or by any other Loan Document, or the exercise by the Administrative Agent or any Lender of rights and remedies hereunder or thereunder, is impaired. The making of the Loans by the Lenders, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents will not cause the Borrower or any of its Subsidiaries or Eligible Joint Ventures to violate any provision of any of the foregoing or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

         4.15. Insurance. All policies of insurance of any kind or nature owned by or issued to or for the benefit of any Loan Party or any of its Subsidiaries or Eligible Joint Ventures, or issued in respect of any real property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of such Person. No Loan Party or any of its Subsidiaries or Eligible Joint Ventures has been refused insurance for which it applied or had any policy of insurance terminated (other than at its request).

         4.16. Labor Matters. (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving the Borrower or its Subsidiaries or their respective Hotels, other than those which in the aggregate have no Material Adverse Effect.

         (b) There are no unfair labor practice charges, arbitrations or grievances pending against or involving, or to the knowledge of the Borrower threatened against or involving the Borrower or its Subsidiaries or Eligible Joint Ventures, other than those which, in the aggregate, if resolved adversely to the Borrower or such Subsidiary or Eligible Joint Venture, would have no Material Adverse Effect.

         (c) As of the Effective Date, neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures are parties to, or have any obligations under, any collective bargaining agreement.





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         (d) There is no organizing activity involving the Borrower or any of its Subsidiaries or Eligible Joint Ventures pending or, to the Borrower's knowledge, threatened by any labor union or group of employees, other than those which in the aggregate have no Material Adverse Effect. There are no representation proceedings pending or, to the Borrower's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of the Borrower or any of its Subsidiaries or Eligible Joint Ventures have made a pending demand for recognition, other than those which in the aggregate have no Material Adverse Effect.

         4.17. Force Majeure. Neither the business nor the properties of any Loan Party or any of their respective Subsidiaries or Eligible Joint Ventures are currently suffering from the effects of any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), other than those which in the aggregate have no Material Adverse Effect.

         4.18. Use of Proceeds. The proceeds of the Loans will be used by the Borrower solely as follows: (a) subject to the limitations set forth herein, to fund any direct or indirect investment in existing Hotels, in Hotels and/or interests in Hotels which are to be acquired by the Borrower or any of its Subsidiaries, and for the payment of related transaction costs, fees and expenses, (b) for general corporate or working capital purposes or for Letters of Credit and (c) for repayment of indebtedness assumed by Borrower from Bristol in connection with the Bristol Merger.

         4.19. Environmental Protection. Except as disclosed on Schedule 4.19 (and the Borrower represents and warrants to the Lenders and the Administrative Agent that the matters disclosed in the reports identified on Schedule 4.19 would not reasonably be expected to have a Material Adverse Effect):

         (a) to the best knowledge of Borrower and its Subsidiaries, all real property leased or owned by the Borrower or any of its Subsidiaries or Eligible Joint Ventures is free from contamination by any Hazardous Material which could reasonably be expected to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $5,000,000 or more;

         (b) the operations of the Borrower and each of its Subsidiaries or Eligible Joint Ventures, and the operations at any real property leased or owned by the Borrower or any of its Subsidiaries or Eligible Joint Ventures are in material compliance in all respects with all applicable Environmental Laws;






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         (c) neither the Borrower nor any of its Subsidiaries or Eligible Joint
Ventures have liabilities with respect to Hazardous Materials and, to the best knowledge of the Borrower and its Subsidiaries, no facts or circumstances exist which could give rise to liabilities with respect to Hazardous Materials which could reasonably be expected to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $5,000,000 or more;

         (d) (i) the Borrower and its Subsidiaries and Eligible Joint Ventures and all real property owned or leased by the Borrower or its Subsidiaries and Eligible Joint Ventures have all Environmental Permits necessary for the operations at such real property and are in material compliance with such Environmental Permits, (ii) there are no Legal Proceedings pending nor, to the best knowledge of the Borrower and its Subsidiaries, threatened to revoke, or alleging the violation of, such Environmental Permits, and (iii) neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures or to the best knowledge of the Borrower and its Subsidiaries the Operators have received any notice from any source to the effect that there is lacking any Environmental Permit required in connection with the current use or operation of any property leased or owned by the Borrower or any of its Subsidiaries or Eligible Joint Ventures;

         (e) neither the Borrower's nor any of its Subsidiaries' or Eligible Joint Ventures' current facilities and operations, nor, to the best knowledge of the Borrower and its Subsidiaries, any Operator, any predecessor of the Borrower or any of its Subsidiaries or Eligible Joint Ventures, nor any of the Borrower's or its Subsidiaries' or Eligible Joint Ventures' past facilities and operations, nor to the best knowledge of the Borrower and its Subsidiaries, any owner of premises leased or operated by the Borrower and its Subsidiaries and Eligible Joint Ventures, are subject to any outstanding written Order or Contractual Obligation, including Environmental Liens, with any Governmental Authority or other Person, or to any federal, state, local, foreign or territorial investigation respecting (i) Environmental Laws, (ii) Remedial Action, (iii) any Environmental Claim, or (iv) the Release or threatened Release of any Hazardous Material;

         (f) neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures or, to the best knowledge of the Borrower and its Subsidiaries, Operators are subject to any pending Legal Proceeding alleging the violation of any Environmental Law with respect to a Hotel nor, to the best knowledge of the Borrower and its Subsidiaries, are any such proceedings threatened;










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         (g) neither the Borrower nor any of its Subsidiaries or Eligible Joint
Ventures nor, to the best knowledge of the Borrower and its Subsidiaries, any Operators or predecessor of the Borrower or any of its Subsidiaries or Eligible Joint Ventures, nor to the best knowledge of the Borrower and its Subsidiaries any owner of premises leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures, have filed any notice under federal, state or local, territorial or foreign law indicating past or present treatment, storage, or disposal of or reporting a Release of Hazardous Material into the environment;

         (h) none of the operations of the Borrower or any of its Subsidiaries or Eligible Joint Ventures or, to the best knowledge of the Borrower and its Subsidiaries, of any Operators or predecessor of the Borrower or any of its Subsidiaries or Eligible Joint Ventures, or, to the best knowledge of the Borrower and its Subsidiaries, of any owner of premises leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures, involve or previously involved the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Part 261.3 (in effect as of the date of this Agreement) or any state, local, territorial or foreign equivalent; and

         (i) there is not now, nor to the best knowledge of the Borrower and its Subsidiaries, has there been in the past, on, in or under any real property leased or owned by the Borrower or any of its Subsidiaries or Eligible Joint Ventures, to the best knowledge of the Borrower and its Subsidiaries or any of their predecessors (i) any underground storage tanks or surface tanks, dikes or impoundments (other than for surface water), (ii) any friable asbestos-containing materials, (iii) any polychlorinated biphenyls, or (iv) any radioactive substances other than naturally-occurring radioactive material.

         4.20. Contractual Obligations Concerning Assets. As of the date hereof, neither the Borrower nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal, or other contractual right to purchase or acquire (other than pursuant to the Bristol Merger), or any Contractual Obligation to effect an Asset Sale of, any Hotel owned or leased by the Borrower or any of its Subsidiaries, except those that in the aggregate would not have a Material Adverse Effect whether or not exercised.

         4.21. Intellectual Property. The Loan Parties and its Subsidiaries and Eligible Joint Ventures or the Operating Lessee own or license or otherwise have the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright












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applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including, without limitation, the Licenses and all trade names associated with any private label brands of any Loan Party or any of its Subsidiaries or Eligible Joint Ventures. To the best knowledge of the Borrower, no material slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by any Loan Party or any of their respective Subsidiaries or Eligible Joint Ventures or the Operating Lessee infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened.

         4.22. Title. (a) Each Loan Party and their respective Subsidiaries and Eligible Joint Ventures own good and marketable fee simple absolute title to all of the Real Estate purported to be owned by them, which Real Estate is at the date hereof described in Schedule 4.22(a), and good and marketable title to, or valid leasehold interests in, all other properties and assets purported to be leased by any Loan Party or any of their respective Subsidiaries or Eligible Joint Ventures, including, without limitation, valid leasehold interests pursuant to the Leases and all property reflected in the balance sheet referred to in Section 4.5(a). Each Loan Party and its respective Subsidiaries or Eligible Joint Ventures received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Loan Party's and their respective Subsidiaries' or Eligible Joint Ventures' right, title and interest in and to all such property except for such documents or actions the failure to obtain or accomplish which would not have a Material Adverse Effect.

         (b) All material real property leased at the date hereof by the Borrower or any of their respective Subsidiaries or Eligible Joint Ventures is listed on Schedule 4.22(b). Each of such leases is valid and enforceable in accordance with its terms and is in full force and effect. The Borrower has delivered to the Administrative Agent true and complete copies of each of such leases and all documents affecting the rights or obligations of the Borrower or any of its Subsidiaries or Eligible Joint Ventures which is a party thereto, including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the leases. None of the Borrower or any of its respective Subsidiaries or Eligible Joint Ventures nor, to the knowledge of the Borrower, any other party to any such lease is in default of its obligations thereunder or has delivered or received any notice of










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


default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease, except for defaults which in the aggregate have no Material Adverse Effect.

         (c) All components of all improvements included within the Hotels owned or leased, as lessee, by any Loan Party or Eligible Joint Venture (collectively, "Improvements"), including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Hotels owned or leased by any Loan Party or any of their respective Subsidiaries or Eligible Joint Ventures are installed and operating and are sufficient to enable the real property owned or leased by any Loan Party and their respective Subsidiaries or Eligible Joint Ventures to continue to be used and operated in the manner currently being used and operated, and no Loan Party or any of its Subsidiaries or Eligible Joint Ventures has any knowledge of any factor or condition that reasonably could be expected to result in the termination or material impairment of the furnishing thereof. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement not included in the real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures other than for access provided pursuant to a recorded easement or other right of way establishing the right of such access.

         (d) All Permits required to have been issued or appropriate to enable all real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate have no Material Adverse Effect.

         (e) No Loan Party or any of its Subsidiaries or Eligible Joint Ventures has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures or any part thereof, or any proposed termination or impairment of any parking at any such owned or leased real property or of any sale or other disposition of any real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures or








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





any part thereof in lieu of condemnation, which in the aggregate, are reasonably likely to have a Material Adverse Effect.

         (f) Except for events or conditions not reasonably likely to have, in the aggregate, a Material Adverse Effect, (i) no portion of any real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition prior to such casualty, and (ii) no portion of any real property owned or leased by any Loan Party or any of its Subsidiaries or Eligible Joint Ventures is located in a special flood hazard area as designated by any Federal Governmental Authorities.

         4.23. Status as REIT. The Borrower is organized in conformity with the requirements for qualification as an equity-oriented real estate investment trust under the Code. Borrower has met all of the requirements for qualification as an equity-oriented real estate investment trust under the Code for its Fiscal Year ended December 31, 1997. The Borrower is in a position to qualify for its current Fiscal Year as a real estate investment trust under the Code and its proposed methods of operation will enable it to so qualify.

         4.24. Operator: Compliance with Law. To the best knowledge of the Borrower and its Subsidiaries, each Operator (i) has full power and authority and the legal right to own, lease (or sublease), manage and operate (as applicable) the properties it operates and to conduct the business in which it is currently engaged with respect to any real property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures, (ii) is duly qualified or licensed and is in good standing under the laws of each jurisdiction where its ownership, lease (or sublease), management or operation of any real property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures requires such qualification, and (iii) is in compliance with all Requirements of Law applicable to the real property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures, or applicable to the operation or management thereof except to the extent that the failure to comply therewith is not reasonably likely to have, in the aggregate, a Material Adverse Effect.

         4.25. Operating Leases, Licenses and Management Agreement. (a) Each of the Hotels (i) is leased to an Operating Lessee under an Operating Lease (ii) is the subject of a License, and (iii) is managed and operated for the Operating Lessee pursuant to a Management Agreement.











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



         (b) Each of the Operating Leases, Licenses and Management Agreements in respect of the Hotels (i) is in full force and effect, (ii) is a legally valid and binding obligation of each of the parties thereto, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect, and (iii) has not been modified, amended or supplemented in any material or adverse way. Neither the Borrower nor any of its Subsidiaries or Eligible Joint Ventures has collected any rents becoming due under any Operating Lease more than 30 days in advance. All rent and other sums and charges payable by any Operating Lessee under each Operating Lease to which it is a party are current, no notice of default or termination under any such Operating Lease is outstanding, no termination event or condition or uncured default on the part of the Operating Lessee exists under any Operating Lease, and no event of default has occurred which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition or uncured default on the part of the Borrower or its Subsidiaries or Eligible Joint Ventures or the Operators (as the case may be), subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. As to all of the Leases, Borrower and each of its Subsidiaries or Eligible Joint Ventures has performed all of its repair and maintenance obligations (if any) and, to the best knowledge and belief of Borrower, each Operating Lessee under each Operating Lease to which it is a party has performed all of its repair and maintenance obligations, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect.

         4.26. FF&E Reserves. An FF&E Reserve has been established in respect of each of the Hotels and the Borrower or its Subsidiaries or Eligible Joint Ventures have made any contributions to such FF&E Reserve as required by the terms of the Operating Lease and/or the Management Agreement relating thereto.

         4.27 Year 2000 Compliance. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by January 1, 1999. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and








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maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without the occurrence of a Material Adverse Effect.


                                    ARTICLE V

                               FINANCIAL COVENANTS

         As long as any of the Obligations or Commitments remain outstanding, unless the requisite Lenders specified in Section 10.1 otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

         5.1. Unsecured Interest Expense Coverage. The Borrower shall maintain at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on March 31, 1998, a ratio of (a) Unencumbered NOI to (b) Unsecured Interest Expense, in each case determined on the basis of the four (4) Fiscal Quarters ending on the date of determination, of not less than 2.5:1.0.

         5.2. Fixed Charge Coverage Ratio. The Borrower shall maintain at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending on March 31, 1998, a ratio of (a) Adjusted EBITDA to (b) Fixed Charges, in each case determined on the basis of the four (4) Fiscal Quarters ending on the date of determination, of not less than 2.0:1.0.

         5.3. Maintenance of Tangible Net Worth. The Borrower shall maintain during each Fiscal Quarter a Tangible Net Worth of not less than the Minimum Tangible Net Worth.

         5.4. Limitations on Total Indebtedness. The Borrower shall not, during each Fiscal Quarter on a consolidated basis, permit the Total Indebtedness (including, without limitation, the Obligations and all Capitalized Lease Obligations) of the Borrower for borrowed money to exceed 50% of Total Value.

         5.5. Limitations on Total Secured Indebtedness. The Borrower shall not, during each Fiscal Quarter on a consolidated basis, permit the Total Secured Indebtedness (including, without limitation, secured Obligations and Capitalized Lease Obligations) of the Borrower, to exceed (x) prior to and including June 30, 1999, 30% of Total Value and (y) after June 30, 1999, 25% of Total Value.










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         5.6. Adjusted NOI and Hotels. The Borrower shall ensure that at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending on June 30, 1997 at least 50% of the aggregate Adjusted NOI generated by all Hotels during the preceding four (4) Fiscal Quarters shall be generated by Hotels wholly owned or leased by the Borrower or its wholly-owned Subsidiaries, provided that, for Hotels owned or leased for less than four (4) Fiscal Quarters only the Adjusted NOI generated by such Hotels since the date of acquisition of such Hotel shall be included in calculating such aggregate Adjusted NOI.

         5.7. Limitations on Recourse Secured Indebtedness. The Borrower shall not, during each Fiscal Quarter on a consolidated basis, permit the Recourse Secured Indebtedness (including, without limitation, secured Obligations and Capitalized Lease Obligations) of the Borrower, to exceed the lesser of (x) 7.5% of Total Value and (y) $200,000,000.00.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         As long as any of the Obligations or the Commitments remain outstanding, unless the Majority Lenders otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

         6.1. Compliance with Laws, Etc. The Borrower shall comply, and shall cause each of its Subsidiaries and Eligible Joint Ventures to comply, in all material respects with all Requirements of Law, Contractual Obligations, commitments, instruments, licenses, permits and franchises, including, without limitation, all Permits; provided, however, that the Borrower shall not be deemed in default of this Section 6.1 if all such non-compliances in the aggregate have no Material Adverse Effect.

         6.2. Conduct of Business. The Borrower shall (a) conduct, and shall cause each of its Subsidiaries and Eligible Joint Ventures to conduct, its business in the ordinary course and consistent with past practice; (b) use, and cause each of its Subsidiaries and Eligible Joint Ventures to use, its reasonable efforts, in the ordinary course and consistent with past practice, to
(i) preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Subsidiaries or Eligible Joint Ventures, and (ii) keep available the services and goodwill of its present employees; (c) preserve, and cause each of its Subsidiaries and Eligible Joint Ventures to preserve, all






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registered patents, trademarks, trade names, copyrights and service marks with respect to its business; and (d) perform and observe, and cause each of its Subsidiaries and Eligible Joint Ventures to perform and observe, all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations (including, without limitation, to pay all rent and other charges payable under any lease and all debts and other obligations as the same become due), and do, and cause its Subsidiaries and Eligible Joint Ventures to do, all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations; provided, however, that, in the case of each of clauses (a) through (d), the Borrower shall not be deemed in default of this
Section 6.2 if all such failures in the aggregate have no Material Adverse
Effect.

         6.3. Payment of Taxes, Etc. The Borrower shall pay and discharge, and shall cause each of its Subsidiaries and Eligible Joint Ventures, as appropriate, to pay and discharge, before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings, if adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary or Eligible Joint Venture in conformity with GAAP; provided, however, that the Borrower shall not be deemed in default of this Section 6.3 if all such non-payments in the aggregate have no Material Adverse Effect.

         6.4. Maintenance of Insurance. The Borrower shall maintain, and shall cause each of its Subsidiaries and Eligible Joint Ventures to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks (including, without limitation, fire, extended coverage, vandalism, malicious mischief, public liability, product liability, and business interruption) as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary or Eligible Joint Venture. The Borrower will furnish to the Lenders from time to time such information as may be requested as to such insurance.

         6.5. Preservation of Existence, Etc. The Borrower shall preserve and maintain, and shall cause each of its Subsidiaries and Eligible Joint Ventures to preserve and maintain, its corporate or partnership existence, rights (charter and statutory) and franchises, except as permitted under Section 7.5.

         6.6. Access. The Borrower shall, at any reasonable time and from time to time, permit the Administrative Agent or any of the Lenders, or any agents or representatives thereof, at the expense of the Lenders (but such expense to be












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reimbursed by the Borrower in the event that any of the following reveal a material Default by the Borrower), to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries and Eligible Joint Ventures, (b) visit the properties of the Borrower and each of its Subsidiaries and Eligible Joint Ventures, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries and Eligible Joint Ventures with any of their respective officers or directors, and (d) communicate directly with the Borrower's independent certified public accountants.

         6.7. Keeping of Books. The Borrower shall keep, and shall cause each of its Subsidiaries and Eligible Joint Ventures to keep, proper books of record and account, in which proper entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary or Eligible Joint Venture.

         6.8. Maintenance of Properties, Etc. The Borrower shall maintain and preserve, and shall cause each of its Subsidiaries and Eligible Joint Ventures to maintain and preserve, (i) all of its properties which are used or useful or necessary in the conduct of its business in good working order and condition, and (ii) all rights, permits, licenses, approvals and privileges (including, without limitation, all Permits) which are used or useful or necessary in the conduct of its business; provided, however, that the Borrower shall not be deemed in default of this Section 6.8 if all such failures in the aggregate have no Material Adverse Effect.

         6.9. Performance and Compliance with Other Covenants. The Borrower shall perform and comply with, and shall cause each of its Subsidiaries and Eligible Joint Ventures to perform and comply with, each of the covenants and agreements set forth in each Contractual Obligation to which it or any of its Subsidiaries or Eligible Joint Ventures is a party; provided, however, that the Borrower shall not be deemed in default of this Section 6.9 if all such failures in the aggregate have no Material Adverse Effect.

         6.10. Application of Proceeds. The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.18.

         6.11. Financial Statements. The Borrower shall furnish to the Lenders:

         (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated








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balance sheets of the Borrower and its Subsidiaries and the Reporting Operating
Lessees and any Requested Operating Lessee as of the end of such quarter and consolidated statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries and the Reporting Operating Lessees and any Requested Operating Lessee for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all prepared in conformity with GAAP and certified by the chief financial officer of the Borrower or the chief financial officer of the Reporting Operating Lessees or a Requested Operating Lessee, as appropriate, as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries and the Reporting Operating Lessees and any Requested Operating Lessee at such date and for such period, together with (i) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower, any Reporting Operating Lessees or any Requested Operating Lessee, as appropriate, proposes to take with respect thereto, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower or any Reporting Operating Lessee or any Requested Operating Lessee, as appropriate, in determining compliance with all financial covenants contained herein, and (iii) a written discussion and analysis by the management of the Borrower or any Reporting Operating Lessee or any Requested Operating Lessee, as appropriate, of the financial statements furnished in respect of such Fiscal Quarter;

         (b) as soon as available and in any event within 90 days after the end of each Fiscal Year, consolidated balance sheets of the Borrower and its Subsidiaries and the Reporting Operating Lessees as of the end of such year and consolidated statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries and the Reporting Operating Lessees for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, in a manner reasonably acceptable to the Administrative Agent without qualification as to the scope of the audit by Coopers & Lybrand or other independent public accountants of recognized national standing together with (i) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining, as of the end of such Fiscal Year, the Borrower's or a Reporting Operating Lessee's, as appropriate, compliance with all financial covenants contained herein, and (ii) a written discussion and analysis by the management of the Borrower or any Reporting Operating Lessee, as appropriate, of the financial statements furnished in respect of such Fiscal Year; and









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                  (c) promptly after the same are received by the Borrower, a copy of each management letter provided to the Borrower by its independent certified public accountants which refers in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Borrower or any of its Subsidiaries.

         (d) within 45 days after the end of each Fiscal Quarter, a Compliance Certificate as of the end of such Fiscal Quarter, executed by the Chief Financial Officer of the Borrower and if requested by the Administrative Agent, together with copies (to the extent not already delivered) of the Hotel Documents in respect of each Hotel indicated by Administrative Agent.

         6.12. Reporting Requirements. The Borrower shall furnish to the
Lenders:

         (a) prior to any Asset Sale generating proceeds in excess of 10% of the Total Value of the Borrower, a notice (i) describing the assets being sold, (ii) stating the estimated Asset Sales proceeds in respect of such Asset Sale and
(iii) accompanied by a Compliance Certificate and a certificate of the Chief Financial Officer of the Borrower stating that before and after giving effect to such Asset Sale, the Borrower shall be in compliance with all of its covenants set forth in the Loan Documents and that no Default or Event of Default will result from such Asset Sale.

         (b) as soon as available and in any event within 90 days after the end of each Fiscal Year (or earlier if approved earlier by the Board of Directors of the Borrower), an annual budget of the Borrower and its Subsidiaries for the succeeding Fiscal Year, displaying on a quarterly basis anticipated balance sheets, forecasted Capital Expenditures, working capital requirements, revenues, net income, cash flow, EBITDA, all on a consolidated basis;

         (c) promptly and in any event within 30 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a written statement of the Chief Financial Officer or other appropriate officer of the Borrower describing such ERISA Event or waiver request and the action, if any, which the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed by or with the PBGC or the IRS pertaining thereto;

         (d) promptly and in any event within 10 days after receipt thereof, a copy of any adverse notice, determination letter, ruling or opinion the Borrower, any







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of its Subsidiaries or any ERISA Affiliate receives from the PBGC,
DOL or IRS with respect to any Plan, other than those which, in the aggregate, do not have any reasonable likelihood of resulting in a Material Adverse Change;

         (e) promptly after the commencement thereof, notice of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the Borrower or any of its Subsidiaries, except those which in the aggregate, if adversely determined, would have no Material Adverse Effect;

         (f) promptly and in any event within two Business Days after the Borrower becomes aware of the existence of (i) any Default or Event of Default,
(ii) any breach or non-performance of, or any default under, any Operating Lease, Management Agreement or any Contractual Obligation which is material to the business, prospects, operations or financial condition of the Borrower and its Subsidiaries taken as one enterprise, or (iii) any Material Adverse Change or any event, development or other circumstance which has any reasonable likelihood of causing or resulting in a Material Adverse Change, telephonic or telecopied notice in reasonable detail specifying the nature of the Default, Event of Default, breach, non-performance, default, event, development or circumstance, including, without limitation, the anticipated effect thereof, which notice shall be promptly confirmed in writing within five days;

         (g) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to its security holders generally, and copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange or the National Association of Securities Dealers, Inc.;

         (h) promptly upon the request of any Lender, through the Administrative Agent, copies of all federal tax returns and reports filed by the Borrower or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes);

         (i) promptly and in any event within ten days of the Borrower or any Subsidiary learning of any of the following, written notice to the Administrative Agent of any of the following:

              (i) the Release or threatened Release of any Hazardous Material on or from any property owned or leased by the Borrower of any of its Subsidiaries or Eligible Joint Ventures and any written order, notice,








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       permit, application or other written communication or report received by the Borrower, any of its Subsidiaries or Eligible Joint Ventures in connection with or relating to any such Release or threatened Release, unless such Release or threatened Release is not reasonably likely to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $5,000,000 or more;

              (ii) any notice or claim to the effect that the Borrower, any of its Subsidiaries or any Eligible Joint Ventures is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Material into the environment;

              (iii) receipt by the Borrower, any of its Subsidiaries or Eligible Joint Ventures or any Operator of notification that any real or personal property of the Borrower or any of its Subsidiaries is subject to an Environmental Lien;

              (iv) any Remedial Action taken by the Borrower or any of its Subsidiaries or Eligible Joint Ventures or any other Person on their behalf in response to any Hazardous Material on, under or about any real property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures, unless such Remedial Action is not reasonably likely to subject the Borrower or any of its Subsidiaries or Eligible Joint Ventures to Environmental Liabilities and Costs of $5,000,000 or more;

              (v) receipt by the Borrower or any of its Subsidiaries or Eligible Joint Ventures of any notice of violation of, or knowledge by the Borrower or any of its Subsidiaries or any Eligible Joint Ventures that there exists a condition which may result in a violation by the Borrower or any of its Subsidiaries or Eligible Joint Ventures of, any Environmental Law, unless such violation is not reasonably likely to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $5,000,000 or more;

              (vi) any proposed Capital Expenditure by the Borrower or any of its Subsidiaries or Eligible Joint Ventures intended or designed to implement any existing or additional Remedial Action, unless such expenditures are not reasonably likely to exceed $5,000,000;

              (vii) the commencement of any judicial or administrative proceeding or investigation alleging a violation of any Environmental Law; or

              (viii) any proposed acquisition of stock, assets or real property, or any proposed leasing of property by the Borrower, or any of its Subsidiaries or Eligible Joint Ventures, unless such action is not reasonably likely to subject the Borrower and its Subsidiaries to Environmental Liabilities and Costs to the Borrower in excess of $5,000,000;

         (j) promptly, such additional financial and other information respecting the financial or other condition of the Borrower or any of its Subsidiaries or Eligible Joint Ventures or the Operating Lessee or the status or condition of any real property owned or leased by the Borrower or its Subsidiaries or Eligible Joint Ventures, or the operation thereof which the Borrower is entitled to or can otherwise reasonably obtain, as the Administrative Agent from time to time reasonably requests; and

         (k) upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any Environmental Claim, Remedial Action or any other issue identified in any notice or report required pursuant to this Section 6.12.

         6.13. Leases and Operating Leases; Management Agreements and Licenses.
(a) If requested by Administrative Agent, the Borrower shall provide the Administrative Agent, within 30 days of such request, with a copy of each Qualified Lease and each Operating Lease (to the extent not already delivered). The Borrower shall, and shall cause each of its Subsidiaries and Eligible Joint Ventures to, (i) comply in all material respects with all of their respective obligations under all of their respective Leases and Operating Leases now or hereafter held respectively by them with respect to real property, including, without limitation, the Leases set forth in Schedule 4.22(b); (ii) not modify, amend, cancel, extend or otherwise change in any materially adverse manner any of the terms, covenants or conditions of any such Leases or Operating Leases; (iii) not assign any Leases or sublet any portion of the premises if such assignment or sublet would have a Material Adverse Effect; (iv) provide the Administrative Agent with a copy of each notice of default under any Lease or Operating Lease received by the Borrower or any Subsidiary or Eligible Joint Venture of the Borrower immediately upon receipt thereof and deliver to the Administrative Agent a copy of each notice of default sent by the Borrower or any Subsidiary or Eligible Joint Venture of the Borrower under any Lease or Operating Lease simultaneously with its delivery of such notice under such Lease or Operating Lease except to the extent that such defaults, in the aggregate, would not have a Material Adverse Effect; (v) notify the Administrative Agent, not later than 30 days prior to the date of the expiration of the term of any Qualified Lease, of the









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


Borrower's or any Subsidiary or Eligible Joint Venture of the Borrower's intention either to renew or to not renew any such Qualified Lease, and, if the Borrower or any Subsidiary or Eligible Joint Venture of the Borrower intends to renew such Qualified Lease, the terms and conditions of such renewal; and (vi) maintain each Operating Lease in full force and effect and enforce the obligations of the Operating Lessee thereunder, in a timely manner except to the extent that the failure to do so, in the aggregate, would not have a Material Adverse Effect.

         (b) The Borrower shall take all actions and do all things within its power or control necessary or required to cause each Operating Lessee to (i) keep, observe, comply with and perform all of the terms, provisions, covenants and undertakings on its part required by each Operating Lease, each License, each sublease and Management Agreement relating to any Hotel, and (ii) to enforce the provisions of each License and each Management Agreement, if the failure to comply or enforce such agreements would be reasonably likely, in the aggregate, to have a Material Adverse Effect.

         6.14. Intentionally Omitted.

         6.15. Employee Plans. For each Plan and any related trust hereafter adopted or maintained by a Loan Party or any of its ERISA Affiliates intended to qualify under Code Section 125, 401 or 501, the Borrower shall (i) seek, and cause such of its ERISA Affiliates to seek, and receive determination letters from the IRS to the effect that such plan is so qualified; and (ii) cause such plan to be so qualified.

         6.16. Intentionally Omitted.

         6.17. Fiscal Year. The Borrower shall maintain as its Fiscal Year the twelve month period ending on December 31 of each year.

         6.18. Environmental Matters. (a) The Borrower shall comply and shall cause each of its Subsidiaries and Eligible Joint Ventures and each property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect.

         (b) If Administrative Agent or Lenders at any time have a reasonable basis to believe that there may be a material violation of any Environmental Law by the Borrower or any of its Subsidiaries and Eligible Joint Ventures or any Operator related to any real property owned or leased by the Borrower or any of its Subsidiaries and Eligible Joint Ventures, or real property adjacent to such real property, then the Borrower agrees, upon request from the Administrative Agent, to provide the Administrative Agent, at the Borrower's expense, with such reports, certificates, engineering studies or other written material or data as the Administrative Agent or Lenders may reasonably require so as to reasonably satisfy the Administrative Agent and Lenders that the Borrower or such Subsidiary, Eligible Joint Venture or real property owned or leased by them is in material compliance with all applicable Environmental Laws. Furthermore, Administrative Agent shall have the right to inspect during normal business hours any real property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures if at any time Administrative Agent or Lenders have a reasonable basis to believe that there may be such a material violation of Environmental Law.

         (c) The Borrower shall, and shall cause each of its Subsidiaries and Eligible Joint Ventures and each Operating Lessee to, take such Remedial Action or other action as required by Environmental Laws, as any Governmental Authority requires, except to the extent contested in good faith and by proper proceedings, or as is appropriate and consistent with good business practice.

         6.19. REIT Requirements. The Borrower shall operate its business at all times so as to satisfy all requirements necessary to qualify as an equity-oriented real estate investment trust under Sections 856 through 860 of the Code. The Borrower will maintain adequate records so as to comply with all record-keeping requirements relating to the qualification of the Borrower as an equity-oriented real estate investment trust as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the IRS all returns and reports required thereby. The Borrower will request from its shareholders all shareholder information required by the Code and applicable regulations of the Department of Treasury promulgated thereunder.

         6.20. Maintenance of FF&E Reserves. The Borrower shall cause to be maintained the FF&E Reserves pursuant to the terms of the Operating Leases.

         6.21. INTENTIONALLY DELETED

         6.22. Further Assurances. At any time upon the request of the Administrative Agent, the Borrower will, promptly and at its expense, execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request to evidence the Loans made hereunder and interest thereon in accordance with the terms of this Agreement;









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         6.23. Unencumbered Hotel Properties/Financial Covenant Imbalance. (a)
The Borrower shall promptly notify the Administrative Agent in writing in the event that at any time the Borrower or any of its Subsidiaries receives or otherwise gains knowledge that (i) any Hotel included in the calculation of a prior Compliance Certificate as an Unencumbered Hotel Property, ceases, for any reason whatsoever, to be an Unencumbered Hotel Property or (ii) a Financial Covenant Imbalance exists, and the amount of the Loans which must be repaid to cure such Financial Covenant Imbalance.

         (b) The Administrative Agent, at the expense of the Lenders, which expense shall not exceed $10,000 without the consent of the Majority Lenders (but such expense to be reimbursed by the Borrower in the event that a Hotel fails to meet requirements for an Unencumbered Hotel Property in any material respect) may make physical and other verifications of any Hotels included as Unencumbered Hotel Properties in any reasonable manner and through any medium that the Administrative Agent considers advisable, and the Borrower shall furnish all such assistance and information as the Administrative Agent may require in connection therewith.

         6.24. Hotel Documents. Within 30 days of Administrative Agent's request, Borrower shall deliver to Administrative Agent Hotel Documents (to the extent not already delivered) for any Hotel indicated by Administrative Agent.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

         As long as any of the Obligations or Commitments remain outstanding, without the written consent of the Administrative Agent, the Borrower agrees with the Lenders and the Administrative Agent that:

         7.1. Restrictions on Wholly-Owned Subsidiaries. (a) The Borrower shall not create or acquire any direct or indirect wholly-owned Subsidiary after the Closing Date unless (i) if such Subsidiary is a Required Guarantor, concurrently with the creation or acquisition thereof, such Subsidiary executes and delivers to the Administrative Agent a Subsidiary Guaranty or (ii) if such Subsidiary is not a Required Guarantor the organizational documents and agreement of limited partnership (or equivalent) of such Subsidiary provide that such Subsidiary shall not incur any Indebtedness (other than (A) intercompany Indebtedness owed to Borrower and (B) Indebtedness which is either (x) Non-Recourse Indebtedness or (y) recourse to such Subsidiary provided such Indebtedness (I) does not exceed 65% of the value of such Subsidiary's assets which secures such Indebtedness and (II) is secured by all of the Hotels owned by such Subsidiary).

         (b) No wholly-owned Subsidiary which is acquired or created after the Closing Date may (i) incur any Indebtedness (other than (A) intercompany Indebtedness owed to Borrower and (B) Indebtedness which is either (x) Non-Recourse Indebtedness or (y) recourse to such Subsidiary provided such Indebtedness (I) does not exceed 65% of the value of such Subsidiary's assets which secures such Indebtedness and (II) is secured by all of the Hotels owned by such Subsidiary) or (ii) be subject to any contractual restriction on such Subsidiary's ability to declare or pay dividends or distribute cash or other assets to Borrower or any of its Subsidiaries.

         (c) Borrower shall not permit any direct or indirect wholly-owned Subsidiary to own assets (including the assets of such Person's Subsidiaries) the value of which exceed 10% of Total Value unless such Subsidiary executes and delivers to the Administrative Agent a Subsidiary Guaranty, provided, that in the event the aggregate value of the assets of all wholly-owned Subsidiaries which are not Guarantors exceed 20% of Total Value then Borrower shall not permit any direct or indirect wholly-owned Subsidiary formed thereafter to own assets (including the assets of such Person's Subsidiaries) the value of which exceed 1% of Total Value unless such Subsidiary executes and delivers to the Administrative Agent a Subsidiary Guaranty.

         7.2. Operation/Ownership of Hotels. (a) Borrower shall not own or lease (directly or indirectly) any Hotels which are not (i) leased to an Operating Lessee pursuant to an Operating Lease within 90 days of Borrower's (or a Subsidiary's) acquisition of such Hotel, (ii) managed pursuant to a Management Agreement and (iii) operated pursuant to and with the benefit of a License. The aggregate value of any Hotels owned or leased by the Borrower (directly or indirectly) which are not managed by a Manager may not exceed 10% of Total Value.

         (b) The aggregate value of any Hotels owned or leased by the Borrower (directly or indirectly) which are not operated under a nationally recognized brand may not exceed 10% of Total Value.

         7.3. Lease Obligations. (a) The Borrower shall not create or suffer to exist, or permit any of its Subsidiaries or Eligible Joint Ventures to create or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under other leases or agreements to lease entered into otherwise than in the ordinary course of business.

         (b) The Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to, become or remain liable as lessee or guarantor or other surety with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, which (i) the Borrower or any of its Subsidiaries or Eligible Joint Ventures has sold or transferred or is to sell or transfer to any other Person, or (ii) the Borrower or any of its Subsidiaries or Eligible Joint Ventures intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by that entity to any other Person in connection with such lease.

         7.4. Restricted Payments. The Borrower, unless otherwise required in order to maintain FelCor's status as a real estate investment trust in accordance with the written advice of independent counsel to the Borrower, shall not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities (other than the Bristol Distribution) on account or in respect of any of its Stock or Stock Equivalents (collectively, "Restricted Payments"); provided, that, notwithstanding the foregoing, during any period of four consecutive Fiscal Quarters, (i) the Borrower may make Restricted Payments in an aggregate amount not to exceed 85% of the consolidated Adjusted Funds From Operations of the Borrower for such period and (ii) the aggregate amount of Restricted Payments made shall not exceed 100% of Free Cash Flow of the Borrower for such period.

         7.5. Mergers, Stock Issuances, Asset Sales, Etc. (a) The Borrower shall not sell, convey, transfer, lease or otherwise dispose of all or substantially all of its assets or properties, and shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to, (i) merge with any Person, or (ii) consolidate with any Person, unless the Borrower or its Subsidiary or Eligible Joint Venture is the surviving or resulting entity and, following such merger or consolidation, no Default or Event of Default shall have occurred.

         (b) The Borrower shall not and shall not permit any of its Subsidiaries or Eligible Joint Ventures to effect, enter into, consummate or suffer to exist any Asset Sale(s) of any Hotel(s) generating proceeds aggregating more than 25% of the greater of the value of the Hotels owned by the Borrower, its Subsidiaries and Eligible Joint Ventures (x) as at the Closing Date or (y) if the Bristol Merger occurs, as at the Bristol Merger Date.

         (c) The Borrower shall not sell or otherwise dispose of, or factor at maturity or collection, or permit any of its Subsidiaries or Eligible Joint Ventures to

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sell or otherwise dispose of, or factor at maturity or collection, any accounts receivables.

         7.6. Restrictions on Construction/Budget Hotels. (a) The Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to
(i) engage in the construction of new hotels (provided that nothing herein shall prohibit expansions to existing Hotels) or (ii) enter into any commitments or agreements to purchase any Hotels under, or to be under, original construction (provided that nothing herein shall limit commitments or agreements for expansions to existing Hotels), pursuant to which (A) such Persons' obligations, in the aggregate, exceed the lesser of (x) 15% of the Total Value of the Borrower as of the end of the Fiscal Quarter immediately preceding the date of any such commitment or agreement and (y) $300,000,000, or (B) any such Person is or may be liable for, or otherwise assumes, any risks relating to the development or construction (but not operation) of such Hotel, whether by way of providing any guaranties of completion, payment of any construction loans, payment of construction cost overruns, or otherwise.

         (b) Other than Borrower's (or its Subsidiary's or Unconsolidated Entity's) investments in budget hotels, limited service hotels or extended stay hotels which are in existence as of the Effective Date plus those acquired by Borrower (as a direct result of the Bristol Merger) on the Bristol Merger Date, the Borrower's investments (direct or indirect) in any budget hotels, limited service hotels or extended stay hotels, shall not exceed, in the aggregate, 10% of Total Value.

         7.7. Change in Nature of Business or in Capital Structure. (a) The Borrower shall not make, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to make, any material change in the nature or conduct of its business as carried on at the Closing Date except as contemplated by the Bristol Merger on the Bristol Merger Date.

         (b) The Borrower shall not make, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to make, any change in its capital structure (including, without limitation, in the terms of its outstanding Stock) or amend its declaration of trust, certificate of incorporation or by-laws or other equivalent documents other than for changes or amendments which in the aggregate have no Material Adverse Effect.

         7.8. Modification of Material Agreements. The Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures to, alter, amend, modify, rescind, terminate, supplement or waive any of their respective rights

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under, or fail to comply in all material respects with, any of its material
Contractual Obligations unless approved by the Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that, with respect to any such failure to comply with any Contractual Obligation, the Borrower shall not be deemed in default of this Section 7.8 if all such failures in the aggregate would have no Material Adverse Effect; and provided, further, that in the event of any breach or event of default by a Person other than the Borrower or any of its Subsidiaries or Eligible Joint Ventures, the Borrower shall promptly notify the Administrative Agent of any such breach or event of default and take all such action as may be reasonably necessary in order to endeavor to avoid having such breach or event of default have a Material Adverse Effect.

         7.9. Accounting Changes. The Borrower shall not make, nor permit any of its Subsidiaries to make, any change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or law and disclosed to the Lenders and the Administrative Agent.

         7.10. Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures, to enter into any transaction or series of related transactions, including, without limitation, any Asset Sale or the rendering of any service, with any Affiliate (other than among the Borrower and its wholly owned Subsidiaries) unless (a) no Default or Event of Default would occur as a result thereof, and (b) such transaction is
(i) in the ordinary course of the Borrower's or such Subsidiary's or Eligible Joint Venture's business, and (ii) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary or Eligible Joint Venture, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

         7.11. Adverse or Speculative Transactions. The Borrower shall not and shall not permit any of its Subsidiaries or Eligible Joint Ventures to engage in any transaction involving contracts for commodity options or futures contracts other than Interest Rate Contracts and Alternative Currency Contracts.

         7.12. Environmental Matters. (a) The Borrower shall not, and shall not permit any of its Subsidiaries or Eligible Joint Ventures or any Operating Lessee, or, to the extent reasonably practicable, any other Person to dispose of any Hazardous Material by placing it in or on the ground or waters of any property owned or leased by the Borrower or any of its Subsidiaries or Eligible Joint Ventures.






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         (b) The Borrower shall not, and shall not permit any of its
Subsidiaries or Eligible Joint Ventures, or, to the extent practicable, authorize any other Person to, dispose or to arrange for the disposal of any Hazardous Material on behalf of the Borrower or any of its Subsidiaries or Eligible Joint Ventures except in material compliance with all applicable Environmental Laws currently and hereinafter in effect.

         7.13. Joint Enterprises. Other than investments in (x) Joint Enterprises in existence as of the Effective Date plus those investments in Joint Enterprises acquired by Borrower on the Bristol Merger Date and as a direct result of the Bristol Merger and (y) Eligible Entities, the Borrower's investments (direct or indirect) in Joint Enterprises shall not exceed, in the aggregate, 15% of Total Value.

         7.14. Intentionally Omitted.

         7.15. ERISA Plan Assets. The Borrower shall not and shall not permit any of its Subsidiaries to have any of their assets become subject to Title I of ERISA because they constitute "plan assets" within the meaning of the DOL Regulation Section 2510.3-101 and by reason of an investment in the Borrower or any Subsidiary.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         8.1. Events of Default. Each of the following events shall be an Event of Default:

         (a) The Borrower shall fail to pay any principal (including, without limitation, mandatory prepayments of principal) of, or interest on, any Loan, any Unpaid Drawing, any fee, any other amount due hereunder or under the other Loan Documents or other of the Obligations when the same becomes due and payable; or

         (b) Any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

         (c) Any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure shall remain unremedied for thirty days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

         (d) Any Loan Party or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Recourse Indebtedness of such Loan Party or Subsidiary having a principal amount of $10,000,000 or more (excluding Indebtedness evidenced by the Notes and any Non-Recourse Indebtedness), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), or any Loan Party or any of its Subsidiaries shall be required to repurchase or offer to repurchase such Indebtedness, prior to the stated maturity thereof; or

         (e) The Borrower or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Borrower or any of its Significant Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against the Borrower or any of its Significant Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceedings shall occur; or the Borrower or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or












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


         (f) Any judgment or order for the payment of money in excess of $10,000,000 to the extent not fully covered by insurance shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (g) An ERISA Event shall occur which, in the reasonable determination of the Majority Lenders, has a reasonable possibility of a liability, deficiency or waiver request of the Borrower or any ERISA Affiliate, whether or not assessed, exceeding $5,000,000; or

         (h) The Borrower or any of its Subsidiaries shall have entered into any consent or settlement decree or agreement or similar arrangement with an Governmental Authority or any judgment, order, decree or similar action shall have been entered against the Borrower or any of its Subsidiaries, in each case based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and, in connection with all the foregoing, the Borrower and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $5,000,000; or

         (i) There shall occur a Material Adverse Change or an event which is reasonably likely to have a Material Adverse Effect; or

         (j) FelCor shall cease, for any reason, to maintain its status as an equity-oriented real estate investment trust under Sections 856 through 860 of the Code; or

         (k) FelCor shall cease at any time to be the sole general partner of FelCor LP; or

         (l) INTENTIONALLY DELETED

         (m) Hervey A. Feldman or Thomas J. Corcoran, Jr. shall sell, transfer or encumber (otherwise than to (i) members of their respective families, (ii) entities controlled by them, (iii) trusts for the benefit of any of the foregoing or (iv) a Permitted Transferee) their voting Class A membership interest in DJONT; or










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



         (n) INTENTIONALLY DELETED

         (o) Any provision of any Subsidiary Guaranty after delivery thereof under Section 3.1 shall for any reason cease to be valid and binding on any Significant Subsidiary party thereto, or any Significant Subsidiary Party shall so state in writing.

         8.2. Remedies. (a) If there shall occur and be continuing any Event of Default, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders by notice to the Borrower, declare the obligation of each Lender to make Loans and the Issuing Lender to issue a Letter of Credit to be terminated, whereupon the same shall forthwith terminate, and
(ii) shall at the request, or may with the consent, of the Majority Lenders by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Event of Default specified in subparagraph 8.1(e) above, (A) the obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit shall automatically be terminated and (B) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided by applicable law.

         (b) If the Administrative Agent exercises any rights or remedies pursuant to subparagraph 8.2(a), the Administrative Agent shall not, without the consent of the Majority Lenders, rescind the exercise of said rights or remedies.

         8.3 Actions in Respect of Letters of Credit. (a) Upon the Termination Date, the Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office, for deposit in a special non-interest-bearing cash collateral account (the "L/C Cash Collateral Account") to be maintained with and in the name of the Administrative Agent on behalf of the Lenders at such place as shall be designated by the Administrative Agent, an amount equal to all outstanding Letter of Credit Outstandings.

         (b) The Borrower hereby pledges, and grants to the Administrative Agent a Lien on all of its right, title and interest in and to all funds held in the L/C Cash Collateral Account from time to time, and all proceeds thereof, as security for the payment of all amounts due and to become due from the Borrower to the Lenders and the Issuing Lender.

         (c) The Administrative Agent may, from time to time after funds are deposited in the L/C Cash Collateral Account, apply funds then held in the L/C Cash Collateral Account to the payment of any amounts, in such order as the Administrative Agent may elect, as shall have become or shall become due and payable by the Borrower to the Issuing Lender or Lenders in respect of the Letter of Credit Outstandings.

         (d) Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the L/C Cash Collateral Account. The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the L/C Cash Collateral Account or any funds held therein or (ii) create or permit to exist any Lien upon or with respect to the L/C Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement.

         (f) The Administrative Agent may also exercise, in its sole discretion, in respect of the L/C Cash Collateral Account, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at that time, and the Administrative Agent may, without notice except as specified below, sell the L/C Cash Collateral Account or any part thereof in one or more sales, at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, or credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of the L/C Cash Collateral Account, regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.









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


         (g) Any cash held in the L/C Cash Collateral Account, and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the L/C Cash Collateral Account, may, in the discretion of the Administrative Agent, then or at any time thereafter be applied (after all payments provided for in Section 8.3(c), the expiration of all outstanding Letters of Credit and the payment of any amounts payable pursuant to Section 10.4) in whole or in part by the Administrative Agent against all or any part of the other Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after the indefeasible cash payment in full of all of the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.


                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

         9.1. Authorization and Action. (a) Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

         (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which the Administrative Agent in good faith believes exposes it to personal liability or is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of (a) each notice and, (b) to the extent the Administrative Agent grants any consents, approvals, disapprovals or waivers to the Borrower pursuant to the directions of the Majority Lenders or all of the Lenders as required hereunder, notice of such consent,







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


approval, disapproval or waiver, given to it by, or by it to, any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

         9.2. Administrative Agent's Reliance, Etc. Neither the Administrative Agent, nor any of its Affiliates or any of the respective directors, officers, agents or employees of the Administrative Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent (i) may treat the payee of any Note as the holder thereof until such note has been assigned in accordance with Section 10.7; (ii) may rely on the Register to the extent set forth in Section 10.7(c); (iii) may consult with legal counsel (including, without limitation, counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents; (v) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or any other Loan Party or to inspect the property (including, without limitation, the books and records) of the Borrower or any other Loan Party; (vi) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vii) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telex or facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties.

         9.3. Chase and Affiliates. With respect to its Commitments, the Loans made by it and each Note issued to it, and Letters of Credit issued by it, Chase shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Chase in its individual capacity. Chase and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any other Loan Party or any of their respective Subsidiaries and any Person who may do business with or own securities of the Borrower or any other Loan Party or any of their respective Subsidiaries, all as if Chase were not the Administrative Agent and without any duty to account therefor to the Lenders.

         9.4. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Article IV and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

         9.5. Indemnification. The Lenders agree to indemnify the Issuing Lender, the Administrative Agent and their Affiliates, and their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower or other Loan Parties), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to the respective amounts of the aggregate of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including, without limitation, fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, fees and disbursements of legal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.











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         9.6. Successor Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed by the Super Majority Lenders in the event that the Administrative Agent commits a willful breach of, or is grossly negligent in the performance of, its material obligations hereunder. Furthermore, in the event that at any time the Administrative Agent assigns its entire interest as a Lender hereunder to an Eligible Assignee as permitted by Section 10.7 hereof, which Eligible Assignee is not an Affiliate of the Administrative Agent, then the Administrative Agent shall resign as Administrative Agent. Upon any such resignation or removal (which shall be effective upon such date as a successor Agent accepts its appointment), the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Super Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof, having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1. Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, (x) the Administrative Agent shall have the right to waive or depart from any of the requirements or criteria contained in the definition of Qualified Lease and (y) subject to Sections 10.1(b) and (c) below, the Administrative Agent shall have the right to








                                      103
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make non-material waivers of non-economic provisions of this Agreement or consent to non-material departures therefrom. The parties hereto agree that any non-material waiver of any provision of this Agreement or any other Loan Document shall be effective upon the execution by the party so charged of a written agreement to such effect.

         (b) Notwithstanding anything set forth in subparagraph (a) above, no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following: (i) waive any of the conditions specified in
Article III except as otherwise provided therein; (ii) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (iii) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (iv) waive or postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (v) change the percentage of the Commitments, the aggregate unpaid principal amount of the Loans, or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder; (vi) waive any of the financial covenants specified in Sections 5.1, 5.2 or 5.4; (vii) change the definitions of Available Credit, Majority Lenders or Super Majority Lenders (provided that the foregoing shall not include changes in any defined terms used in such definitions), (viii) release any Loan Party from its obligations under any Note or any Subsidiary Guaranty, or (ix) amend this Section 10.1; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

         (c) Notwithstanding anything set forth in subparagraph (a) above, no amendment, waiver or consent shall, (x) unless in writing and signed by the Super Majority Lenders do any of the following: (i) waive any of the covenants specified in Sections 5.3 or 5.5, (ii) change the definitions of Unencumbered Hotel Property or Eligible Joint Venture (provided that the foregoing shall not include changes in any defined terms used in such definitions), (iii) waive payment of any default rate interest pursuant to Section 2.9(b), or (iv) remove the Administrative Agent for a willful breach of, or gross negligence in the performance of, its material obligations hereunder pursuant to Section 9.6 or
(y) unless in writing and signed by the Majority Lenders change the definitions of Adjusted NOI or Unencumbered NOI (provided that the foregoing shall not include changes in any defined terms used in such definitions).

         (d) Each Lender shall reply promptly, but in any event within ten (10) Business Days of receipt by such Lender of a request for consent, approval,









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disapproval or waiver, from the Administrative Agent (the "Lender Reply
Period"). Unless a Lender shall give written notice to the Administrative Agent that it objects to consenting, approving, disapproving or waiving any matter as requested by the Administrative Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have consented, approved, disapproved or waived such matters as specified in the Administrative Agent's request.

         10.2. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to the Borrower, at its address at 545 East John Carpenter Freeway, Suite 1300, Irving, Texas 75062 (telecopy number: 972-444-4949) (telephone number: 972-444-4900), Attention: Chief Financial Officer, with a copy to Attention: General Counsel; if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II; and if to the Administrative Agent, at its address at 380 Madison Avenue, 10th Floor, New York, New York 10017 (telecopy number: 212-622-3395) (telephone number: 212-622-3369), Attention Charles Hoagland with a copy to One Chase Manhattan Plaza, 8th Floor, New York, New York 10081 (telecopy number:
212-552-5701) (telephone number: 212-552-7469), Attention Linda Rodriguez; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company or delivered by hand to the addressee or its agent, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or IX shall not be effective until received by the Administrative Agent.

         10.3. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.









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         10.4. Costs; Expenses; Indemnities. (a) The Borrower agrees to pay on demand (i) all costs and expenses of the Administrative Agent and its respective Affiliates in connection with the preparation, execution, delivery, administration, syndication, modification and amendment of this Agreement, each of the other Loan Documents and each of the other documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by the Administrative Agent with respect thereto and, as to the Administrative Agent, with respect to advising it as to its rights and responsibilities under this Agreement and the other Loan Documents, and (ii) all costs and expenses of the Administrative Agent or any of the Lenders (including, without limitation, the fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by the Administrative Agent or any Lender) in connection with the restructuring or enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement and the other Loan Documents.

         (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender and the Issuing Lender and their respective Affiliates, and the directors, officers, employees, agents, attorneys, consultants and advisors of or to any of the foregoing (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) (each of the foregoing being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, fees and disbursements of counsel to any such Indemnitee and experts, engineers and consultants and the costs of investigation and feasibility studies) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of or based upon or attributable to this Agreement, any other Loan Document, any document delivered hereunder or thereunder, any Obligation, or any act, event or transaction related or attendant to any thereof, including, without limitation, (i) arising from any misrepresentation or breach of warranty under Section 4.18 or any Environmental Claim or any Environmental Lien or any Remedial Action arising out of or based upon anything relating to real property owned or leased by the Borrower or any of its Subsidiaries (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation under this Section

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10.4(b) to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

         (c) If any Lender receives any payment of principal of, or is subject to a conversion of, any Eurodollar Rate Loan other than on the last day of an Interest Period relating to such Loan, as a result of any payment or conversion made by the Borrower or acceleration of the maturity of the Notes pursuant to
Section 8.2 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), to the extent not previously paid to such Lender pursuant to any other provision hereof, pay to the Administrative Agent for the account of such Lender all amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or conversion, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.

         (d) The Borrower shall indemnify the Administrative Agent, the Lenders and the Issuing Lender for, and hold the Administrative Agent, the Lenders and the Issuing Lender harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent and the Lenders for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

         (e) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including, without limitation, pursuant to this Section 10.4) or any other Loan Document shall (i) survive payment of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

         10.5. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default each Lender and the Issuing Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any Note or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

         10.6. Binding Effect. This Agreement shall become effective as of the Effective Date and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Lender and the Issuing Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

         10.7. Assignments and Participations. (a) Each Lender and the Issuing Lender may sell, transfer, negotiate or assign to one or more other Lenders or Eligible Assignees all or a portion of its Commitments, commitment to issue Letters of Credit, the Loans and Letter of Credit Outstandings owing to it and the Notes held by it and a commensurate portion of its rights and obligations hereunder and under the other Loan Documents; provided, however, that (i) the aggregate amount of the Commitments, Loans and Letter of Credit Outstandings being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the assignor's entire interest, except (x) with the consent of the Borrower and the Administrative Agent, or (y) during the continuance of an Event of Default, or (z) a Lender may assign a portion of its Commitments, Loans and Letter of Credit Outstandings to another existing Lender or Lenders only, provided that the aggregate amount of the Commitments, Loans and Letter of Credit Outstandings retained by the assignor shall in no event be less than $10,000,000, and (ii) each assignee hereunder shall also be an Eligible Assignee. The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with the Notes (or an Affidavit of Loss and Indemnity with respect to such Notes satisfactory to the Administrative Agent) subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (A) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder, and (B) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

         (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any of the statements, warranties or representations made in or in connection with this Agreement or any other Loan Document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document or of any other instrument or document furnished pursuant hereto or thereto; (iii) such assigning Lender confirms that it has delivered to the assignee and the assignee confirms that it has received a copy of this Agreement and each of the Loan Documents together with a copy of the most recent financial statements delivered by the Borrower to the Lenders pursuant to each of the clauses of Section 6.11 (or if no such statements have been delivered, the financial statements referred to in Section 4.5 of this Agreement) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and if such assignor was the Issuing Lender, of the Issuing Lender.

         (c) The Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of and principal amount of the Loans and Letters of Credit Outstandings owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent, the Issuing Lender or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall supply to the Borrower promptly after any amendment thereto, a copy of the amended Register.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender or Issuing Lender and an assignee representing that it is an Eligible Assignee, together with the Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for such surrendered Notes, new Notes to the order of such Eligible Assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the same date as the Surrendered Notes and be in substantially the form of Exhibit A hereto.

         (e) In addition to the other assignment rights provided in this Section 10.7, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including, without limitation, rights to payments of principal or interest on the Loans) to any Federal Reserve Bank without notice to or consent of the Borrower or the Administrative Agent; provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder. The terms and conditions of any such assignment and the documentation evidencing such assignment shall be in form and substance satisfactory to the assigning Lender and the assignee Federal Reserve Bank.

         (f) Each Lender may sell participations to one or more banks or other Persons in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans and Letters of Credit Outstandings owing to it and the Notes held by
it). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including, without limitation, the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation. In the event of the sale of any participation by any Lender, (i) such Lender's obligations under the Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of such Notes and Obligations for all purposes of this Agreement, and; (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

         (g) Each participant shall be entitled to the benefits of Sections 2.11, 2.13, 2.15 and 10.4 as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any assignee or participant of any interest of any Lender, under Section 2.11, 2.13, 2.15 or 10.4, any sum in excess of the sum which if the Borrower would not at the time of such assignment have been obligated to pay to such assignor Lender any such amount in respect of such interest had such assignment not been effected or had such participation not been sold.

         (h) Notwithstanding the foregoing provisions of this Section 10.7, the aggregate Commitments and Loans of (i) Chase shall be at least equal to that of any other Lender, (ii) Bankers Trust Company shall be at least equal to that of any other Lender, (iii) NationsBank, N.A. shall be at least equal to that of any other Lender and (iv) Wells Fargo Bank, National Association shall be at least equal to that of any other Lender; provided that, (i) if an Event of Default exists, Chase, Bankers Trust Company, NationsBank, N.A. and/or Wells Fargo Bank, National Association may assign all or any portion of their respective Commitments and Loans and (ii) if

Chase ceases to be Administrative Agent for any reason, Chase may assign all or any portion of their respective Commitments and Loans.

         10.8. Governing Law; Severability. This Agreement and the Notes and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         10.9. Submission to Jurisdiction; Service of Process. (a) Any legal action or proceeding with respect to this Agreement or the Notes or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

         (b) The Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address provided herein.

         (c) Nothing contained in this Section 10.9 shall affect the right of the agent, any Lender or any holder of a Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

         10.10. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         10.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         10.12. Entire Agreement. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, and the agreements referred to in Section 2.4(b) embody the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

         10.13. Confidentiality. Each Lender and the Administrative Agent agree to keep information obtained by it pursuant hereto and the other Loan Documents confidential and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to such Lender's or the Administrative Agent's, as the case may be, Affiliates, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Borrower, (iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this sentence.

         10.14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

         10.15. Joint and Several Obligations. Unless the context clearly indicates otherwise each covenant, agreement, undertaking, condition or other matter stated herein as a covenant, agreement, undertaking or matter involving the Borrower shall be jointly and severally binding upon each of the parties comprising Borrower.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               FELCOR SUITE HOTELS, INC.


                               By:/s/ RANDALL L. CHURCHEY
                                  -----------------------------------------
                               Name:  Randall L. Churchey
                               Title: Senior Vice President &
                                      Chief Financial Officer

                               FELCOR SUITES LIMITED PARTNERSHIP

                               By: FelCor Suite Hotels, Inc. its general partner

                               By:/s/ RANDALL L. CHURCHEY
                                  -----------------------------------------
                               Name:  Randall L. Churchey
                               Title: Senior Vice President &
                                      Chief Financial Officer

                               THE CHASE MANHATTAN BANK, as Administrative Agent


                               By:/s/ THOMAS H. KOZIARK
                                  -----------------------------------------
                               Name:  Thomas H. Koziark
                               Title: Vice President


                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               BANKERS TRUST COMPANY, as Documentation
                               Agent


                               By: /s/ GARRETT W. THELANDER
                                  -----------------------------------------
                               Name:  Garrett W. Thelander
                               Title: Vice President


                               NATIONSBANK, N.A., as Documentation Agent


                               By:/s/ M. DAVID HOWARD
                                  -----------------------------------------
                               Name:  M. David Howard
                               Title: Vice President


                               WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               as Documentation Agent


                               By:/s/ KENT HOWARD
                                  -----------------------------------------
                               Name:  Kent Howard
                               Title: Vice President

                               Lenders

                               THE CHASE MANHATTAN BANK


                               By:/s/ THOMAS H. KOZIARK
                                  -----------------------------------------
                               Name:  Thomas H. Koziark
                               Title: Vice President


                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               WELLS FARGO BANK, NATIONAL ASSOCIATION


                               By:/s/ KENT HOWARD
                                  -----------------------------------------
                               Name:  Kent Howard
                               Title: Vice President


                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               BANK ONE, TEXAS, N.A.


                               By:/s/ EDDIE HODGES
                                  -----------------------------------------
                               Name:  Eddie Hodges
                               Title: Assistant Vice President

                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               BANKBOSTON, N.A.


                               By: /s/ JEFFREY L. WARWICK
                                  -----------------------------------------
                               Name:  Jeffrey L. Warwick
                               Title: Director


                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               PNC BANK, NATIONAL ASSOCIATION


                               By:/s/ TERRI L. ROBISON
                                  -----------------------------------------
                               Name:  Terri L. Robison
                               Title: Vice President


                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               NATIONSBANK, N.A.


                               By:/s/ M. DAVID HOWARD
                                  -----------------------------------------
                               Name:  M. David Howard
                               Title: Vice President


                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               THE FIRST NATIONAL BANK OF CHICAGO


                               By:/s/ MICHAEL A. PARISI
                                  -----------------------------------------
                               Name:  Michael A. Parisi
                               Title: Corporate Banking Officer

                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               AMSOUTH BANK OF ALABAMA


                               By:/s/ [ILLEGIBLE]
                                  -----------------------------------------
                               Name: [ILLEGIBLE}
                               Title: Vice President

                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               SOCIETE GENERALE, SOUTHWEST AGENCY


                               By:/s/ THOMAS K. DAY
                                  -----------------------------------------
                               Name:  Thomas K. Day
                               Title: Director



                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               CREDIT LYONNAIS NEW YORK BRANCH


                               By:/s/ JOSEPH A. ASCIOLLA
                                  -----------------------------------------
                               Name:  Joseph A. Asciolla
                               Title: Vice President

                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               BANK OF MONTREAL(CHICAGO BRANCH)


                               By:/s/ CATHERINE SAHAGIAN MOUSSEAU
                                  -----------------------------------------
                               Name:  Catherine Sahagian Mousseau
                               Title: Director


                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               CIBC INC.

                               By:     CIBC OPPENHEIMER CORP.


                               By:/s/ DEAN J. DECKER
                                  -----------------------------------------
                               Name:  Dean J. Decker
                               Title: Executive Director
                                      CIBC Oppenheimer Corp., AS AGENT

                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               THE SUMITOMO BANK, LIMITED


                               By:/s/ YASUO MIYAZAWA
                                  -----------------------------------------
                               Name:  Yasuo Miyazawa
                               Title: Joint General Manager


                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               THE BANK OF NOVA SCOTIA


                               By:/s/ BRUCE G. FERGUSON
                                  -----------------------------------------
                               Name:  Bruce G. Ferguson
                               Title: Senior Relationship Manager



                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               BANKERS TRUST COMPANY


                               By:/s/ GARRETT W. THELANDER
                                  -----------------------------------------
                               Name:  Garrett W. Thelander
                               Title: Vice President

                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               CHANG HWA COMMERCIAL BANK, LTD., a New York
                               Branch


                               By:/s/ WAN-TU YEH
                                  -----------------------------------------
                               Name:  Wan-Tu Yeh
                               Title: Vice President & General Manager

                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

CREDITANSTALT CORPORATE FINANCE, INC.


By:/s/ WILLIAM E. MCCOLLUM, JR.         By:/s/ SCOTT KRAY
   ------------------------------          ------------------------------
Name:  William E. McCollum, Jr.         Name:  Scott Kray
title: Senior Associate                 Title: Vice President




                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               DEUTSCHE BANK AG
                               New York Branch and/or Cayman Islands Branch


                               By:/s/ HANS-JOSEF THIELE
                                  -----------------------------------------
                               Name:  Hans-Josef Thiele
                               Title: Director

                               By:/s/ JOEL MAKOWSKY
                                  -----------------------------------------
                               Name:  Joel Makowsky
                               Title: Vice President


                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               ERSTE BANK


                               By:/s/ JOHN S. RUNNION
                                  -----------------------------------------
                               Name:  John S. Runnion
                               Title: First Vice President


                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               METROPOLITAN LIFE INSURANCE COMPANY


                               By:/s/ ROBERT N. JENKINS
                                  -----------------------------------------
                               Name:  Robert N. Jenkins
                               Title: Vice-President


                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                               OCTAGON LOAN TRUST

                               By:  Octagon Credit Investors


                               By:/s/ JAMES P. FERGUSON
                                  -----------------------------------------
                               Name:  James P. Ferguson
                               Title: Managing Director


                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                   SCHEDULE I

                                  COMMITMENTS

                                               REVOLVING CREDIT            TERM LOAN
         LENDER                                   COMMITMENT               COMMITMENT
----------------------------------             ----------------           ------------
The Chase Manhattan Bank,                         $75,000,000             $109,000,000
Administrative Agent and Arranger
Bankers Trust Company,                            $75,000,000             $25,000,000
Co-Arranger
NationsBank, N.A.,                                $75,000,000             $25,000,000
Co-Arranger
Wells Fargo Bank, Co-Arranger                     $75,000,000             $25,000,000
AmSouth Bank of Alabama                           $35,000,000             $5,000,000
Bank of Montreal (Chicago Branch)                 $40,000,000             $-0-
The Bank of Nova Scotia                           $60,000,000             $-0-
Bank One, Texas N.A.                              $30,000,000             $-0-
Chang Hwa Commercial Bank                         $12,000,000             $8,000,000
CIBC Inc.                                         $60,000,000             $-0-
Credit Lyonnais New York Branch                   $60,000,000             $-0-
Creditanstalt                                     $35,000,000             $-0-
Deutsche Bank AG                                  $20,000,000             $-0-
Erste Bank                                        $15,000,000             $-0-
The First National Bank of Boston                 $30,000,000             $-0-



                                       I

                                               REVOLVING CREDIT            TERM LOAN
         LENDER                                   COMMITMENT               COMMITMENT
----------------------------------             ----------------           ------------
The First National Bank of Chicago                $40,000,000             $-0-
Metlife                                           $-0-                    $25,000,000
PNC Bank, National Association                    $33,000,000             $-0-
Societe Generale, Southwest                       $60,000,000             $10,000,000
Agency
The Sumitomo Bank, Limited                        $20,000,000             $-0-
Octagon Loan Trust                                $-0-                    $18,000,000
TOTALS                                            $850,000,000            $250,000,000



                                       II

                                  SCHEDULE II

                         APPLICABLE LENDING OFFICES AND
                             ADDRESSES FOR NOTICES


LENDER                DOMESTIC LENDING OFFICE AND ADDRESS         EURODOLLAR LENDING OFFICE
                      FOR NOTICES
-----------           -----------------------------------         --------------------------------
Chase                 1 Chase Manhattan Plaza                     1 Chase Manhattan Plaza
                      8th Floor                                   8th Floor
                      New York, NY 10081                          New York, NY 10081
                      Attention: Linda Rodriguez                  Attention: Linda Rodriguez
                      Telecopy:  (212) 552-5701                   Telecopy:  (212) 552-5701

Bankers               130 Liberty Street                          130 Liberty Street
Trust                 25th Floor                                  New York, NY  10006
Company               New York, New York   10006                  Attn:  Wendy Williams
                      Attn:  Caryl Mooney                         Telecopy: (212) 250-7351
                      Telecopy: (212) 669-0732

Nations               901 Main, 51st Floor                        901 Main, 51st Floor
Bank                  Dallas, TX  75202                           Dallas, TX   75224
                      Attn:  David Howard                         Attn:  Mary Burnette
                      Telecopy: (214) 508-0085                    Telecopy: (2140 508-1571

Wells Fargo           12377 Merit Drive, Suite 300                2120 East Park Place, Suite 100
                      Dallas, TX 75251                            El Segundo, CA  90245
                      Attention: Kent Howard                      Attention:        Match Fundings
                      Telecopy:(972) 386-4723                                       Administrator
                                                                  Telecopy:(310) 335-1014

AmSouth               P.O. Box 11007                              P.O. Box 11007
Bank of               Brimingham, AL  35288                       Brimingham, AL  35288
Alabama               Attn:  Buddy Sharbel                        Attn:  Buddy Sharbel
                      Telecopy: (205) 326-4075                    Telecopy: (205) 326-4075

Bank of               115 South LaSalle Street                    115 South LaSalle Street
Montreal              Chicago, IL  60603                          Chicago, IL  60603
(Chicago              Attn:  David Mazujian                       Attn:  Debra Sandt
Branch)               Telecopy:  (312) 750-4352                   Telecopy:  (312) 750-4345


                                      III


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

LENDER                DOMESTIC LENDING OFFICE AND ADDRESS         EURODOLLAR LENDING OFFICE
                      FOR NOTICES
-----------           -----------------------------------         --------------------------------
The Bank              Real Estate Banking                         600 Peachtree St., N.E.
of Nova               One Liberty Plaza                           Suite 2700
Scotia                New York, NY  10006                         Atlanta, GA   30308
                      Attn:  Bruce Ferguson                       Attn:  Craig Subryan
                      Telecopy:  (212) 225-5166                   Telecopy:  (404) 888-8998

Bank One              Bank One, Texas                             Bank One, Texas
Texas                 1717 Main Street, 4th Floor                 1717 Main Street, 4th Floor
                      Dallas, TX 75201                            Dallas, TX 75201
                      Attention: Eddie Hodges                     Attention: Eddie Hodges
                      Telecopy:  (214) 290-2275                   Telecopy:  (214) 290-2275

Chang Hwa             One World Trade Center                      One World Trade Center
Commercial            32nd Floor Suite 3211                       32nd Floor Suite 3211
Bank                  New York, NY 10048                          New York, NY 10048
                      Attn: Teddy Mou                             Attn: Teddy Mou
                      Telecopy: 212-390-0120                      Telecopy: 212-390-0120

CIBC Inc.             2727 Paces Road, Suite 1200                 2727 Paces Road, Suite 1200
                      Atlanta, GA  30339                          Atlanta, GA  30339
                      Attn:  Kim Perrone                          Attn:  Kim Perrone
                      Telecopy:  (770) 319-4950                   Telecopy:  (770) 319-4950

Creditanstalt         2 Ravinia Drive                             2 Ravinia Drive
                      Suite 1680                                  Suite 1680
                      Atlanta, GA 30346                           Atlanta, GA 30346
                      Attn: Scott Kray                            Attn: Scott Kray
                      Telecopy: (770) 390-1851                    Telecopy: (770) 390-1851

Credit                1301 Avenue of the Americas                 1301 Avenue of the Americas
Lyonnais              New York, NY  10019                         New York, NY  10019
                      Attn:  Jan Hazelton                         Attn:  Hotel Finance/18th
                      Telecopy:  (212) 261-7540                          Floor
                                                                  Telecopy:  (212) 261-7890

Deutsche              31 West 52nd Street                         31 West 52nd Street
Bank AG               New York, NY 10019                          New York, NY 10019
                      Attn: Stephan Wiedemann                     Attn: Stephan Wiedemann
                      Telecopy: (212) 469-8212                    Telecopy: (212) 469-8212



                                       IV


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

LENDER                DOMESTIC LENDING OFFICE AND ADDRESS         EURODOLLAR LENDING OFFICE
                      FOR NOTICES
-----------           -----------------------------------         --------------------------------
Erste Bank            280 Park Avenue                             280 Park Avenue
                      West Building                               West Building
                      New York, NY 10017                          New York, NY 10017
                      Attn: Paul Judicke                          Attn: Paul Judicke
                      Telecopy: (212) 984-5627                    Telecopy: (212) 984-5627

First                 115 Perimeter Ctr Place, Suite 500          115 Perimeter Ctr Place, Suite 500
National              Atlanta, GA 30346                           Atlanta, GA 30346
Bank of               Att:  Steven P. Selbo                       Attn: Jeanette Streander
Boston                Telecopy:(770) 390-8434                     Telecopy:(770) 390-8434

The First             One First National Plaza                    One First National Plaza
National              Suite 1051                                  Suite 1051
Bank of               Chicago, IL  60607                          Chicago, IL  60607
Chicago               Attn:  Rebecca McCloskey                    Attn:  Ernest M. Misioria
                      Telecopy: (312) 732-1117                    Telecopy: (312) 732-1117

MetLife               200 Park Avenue                             200 Park Avenue
                      10th Floor                                  10th Floor
                      New York, NY                                New York, NY
                      Attn: Tara Innes                            Attn: Tara Innes
                      Telecopy: (212) 578-2927                    Telecopy: (212) 578-2927

PNC Bank,             One PNC Plaza, P1-POPP-19-2                 One PNC Plaza, P1-POPP-192
National              249 Fifth Avenue                            249 Fifth Avenue
Assoc.                Pittsburgh, PA  15222-2702                  Pittsburgh, PA  15222-2702
                      Att:  Jan Dotchin                           Att:  Jan Dotchin
                      Telecopy: (412) 768-5754                    Telecopy: (412) 768-5754

Societe               2001 Ross Avenue                            2001 Ross Avenue
Generale,             Suite 4900                                  Suite 4900
Southwest             Dallas, TX  75201                           Dallas, TX  75201
Agency                Attn:  Carina Huynh                         Attn:  Martha Fleming
                      Telecopy:  (214) 979-2727                   Telecopy:  (214) 979-2727


                                       V


LENDER                DOMESTIC LENDING OFFICE AND ADDRESS         EURODOLLAR LENDING OFFICE
                      FOR NOTICES
-----------           -----------------------------------         --------------------------------
The                   Sears Tower                                 Sears Tower
Sumitomo              Suite 4800                                  Suite 4800
Bank Limited          233 South Wacker Drive                      233 South Wacker Drive
                      Chicago, IL  60606                          Chicago, IL  60606
                      Attn:  Tom Batterham                        Attn:  Tom Batterham
                      Telecopy:  (312) 876-6436                   Telecopy:  (312) 876-643

Octagon               380 Madison Avenue                          380 Madison Avenue
Loan Trust            New York, NY 10017                          New York, NY 10017
                      Attn:  Yalin Karadagon                      Attn:  Yalin Karadagon
                      Telecopy:  (212) 622-3797                   Telecopy:  (212) 622-3797


                                      VI